Exhibit 1.1

EXECUTION COPY

Virgin Media Finance PLC

U.S. $900,000,000 of 4.875% Senior Notes due 2022

£400,000,000 of 5.125% Senior Notes due 2022

Underwriting Agreement

October 25, 2012

J.P. Morgan Securities LLC	Goldman Sachs International

On behalf of itself and as representative (the “Dollar Representative”) of the several Underwriters who are named in Schedule I-A hereto.	On behalf of itself and as representative (the “Sterling Representative”) of the several Underwriters who are named in Schedule I-B hereto.

Ladies and Gentlemen:

Virgin Media Finance PLC, a public limited company incorporated under the laws of England and Wales (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell (i) to the Underwriters named in Schedule I-A hereto (the “Dollar Underwriters”) U.S.$900,000,000 aggregate principal amount of its 4.875% Senior Notes due 20 22 (the “Dollar Notes”) and (ii) to the Underwriters named in Schedule I-B hereto (the “Sterling Underwriters” and together with the Dollar Underwriters, the “Underwriters”) £400,000,000 aggregate principal amount of its 5.125% Senior Notes due 2022 (the “Sterling Notes” and together with the Dollar Notes, the “Securities”). The Dollar Representative and the Sterling Representative are referred to collectively herein as the “Representatives”.

Virgin Media Inc., a Delaware corporation (the “Parent”), will unconditionally guarantee the Securities as to payments of principal and interest on a senior unsecured basis (the “Parent Guarantee”). Virgin Media Group LLC, a Delaware limited liability company, Virgin Media Holdings Inc., a Delaware corporation, Virgin Media (UK) Group, Inc., a Delaware corporation and Virgin Media Communications Limited, a limited company incorporated under the laws of England and Wales, respectively and collectively, the “Intermediate Guarantors”, will each unconditionally guarantee the Securities as to payments of principal and interest on a senior unsecured basis, respectively, and together the “Intermediate Guarantees”. Virgin Media Investment Holdings Limited and Virgin Media Investments Limited, each a limited company incorporated under the laws of England and Wales, respectively and collectively, the “Senior Subordinated Guarantors” will each unconditionally guarantee the Securities as to payments of principal and interest on a senior subordinated unsecured basis, respectively, and together the “Senior Subordinated Guarantees”. The Parent, Intermediate Guarantors and the Senior Subordinated Guarantors are collectively referred to herein as the “Guarantors” and the Parent Guarantee, Intermediate Guarantees and the Senior Subordinated Guarantees are collectively referred to as the “Guarantees”.

In connection with the offering and sale of the Dollar Notes, Goldman, Sachs & Co. and J.P. Morgan Securities LLC will act as Joint Lead Book-Running Managers. In connection with the offering and sale of the Sterling Notes, Goldman Sachs International and J.P. Morgan Securities plc will act as Joint Lead Book-Running Managers. Certain of the Underwriters may conduct sales through certain of their affiliates and such affiliates will be bound to and entitled to the benefits of this underwriting agreement (the “Agreement”).

1. The Company (as to itself), the Parent (as to itself and the Company) and each of the other Guarantors (as to itself) represent and warrant to, and agree with, each of the Underwriters as set forth below. Each representation, warranty and agreement shall be made as of the date hereof, as of the Time of Sale (as defined herein) and as of the Closing Date.

(a) The Company and the Guarantors have prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement on Form S-3 (Registration No. 333-179725), relating to, among other things, certain debt securities to be issued from time to time by the Company. The Company and the Guarantors have also filed with, or propose to file with, the Commission pursuant to Rule 424 under the Act, one or more prospectus supplements specifically relating to the Securities and the Guarantees (each a “Prospectus Supplement”). The registration statement, as amended to the date of this Agreement, including the information, if any, deemed pursuant to Rule 430A, Rule 430B or Rule 430C under the Act to be part of and included in the registration statement (“Rule 430 Information”), is hereinafter referred to as the “Registration Statement”; and the related prospectus included in the Registration Statement at the time of its effectiveness is hereinafter referred to as the “Base Prospectus”. Each preliminary Prospectus Supplement that omits Rule 430 Information is herein referred to as a “Preliminary Prospectus Supplement”; and the Base Prospectus as supplemented by a Preliminary Prospectus Supplement is hereinafter referred to as a “Preliminary Prospectus”. The Prospectus Supplement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Act) to confirm sales of the Securities is hereinafter referred to as the “Final Prospectus Supplement”. The Base Prospectus as supplemented by the Final Prospectus Supplement is hereinafter referred to as the “Prospectus”. Any reference in this Agreement to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of such Prospectus Supplement, Preliminary Prospectus or the Prospectus, as the case may be, which were filed under the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Prospectus Supplement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Exchange Act that are deemed to be incorporated by reference therein.

(b) At or prior to the time when sales or contracts for sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Base Prospectus, a Preliminary Prospectus Supplement dated October 24, 2012, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Act) listed on Annex I hereto, including a final pricing term sheet substantially in the form of Annex II.

(c) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, it being understood and agreed that such information furnished by any Underwriter consists only of the following information in the Preliminary Prospectus Supplement (and the same information in the Final Prospectus Supplement) furnished on behalf of each Underwriter: the second sentence under the heading “Summary – The Offering - No Prior Market”, the third and the fourth sentence of the fourth paragraph, the second and third sentence of the sixth paragraph, the eighth paragraph in its entirety, the first sentence of the tenth paragraph and the eleventh paragraph in its entirety, under the heading “Underwriting”, in each case as such information may be amended in the Prospectus at the request of the Representatives (such information, the “Underwriter Information”).

(d) The Time of Sale Information (before giving effect to any “free writing prospectus” listed on Annex I hereto other than the final pricing term sheet substantially in the form of Annex II), as of the Time of Sale, did not, and at the Closing Date, will not, contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(e) Neither the Company nor any of the Guarantors (including their respective agents and representatives, other than the Underwriters in their capacity as such) has made, used, prepared, authorized, approved or referred to nor will prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication (other than communications referred to in clauses (1), (2), (3) and (4) below) by the Company or any Guarantor or their respective agents and representatives, other than the Underwriters in their capacity as such, an “Issuer Free Writing Prospectus”) other than (1) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, (2) the Base Prospectus, (3) any Preliminary Prospectus Supplement, (4) the Final Prospectus Supplement and (5) the documents listed on Annex I hereto or other written communications approved in writing in advance by the Representatives. Each

Issuer Free Writing Prospectus listed on Annex I hereto does not conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus; and each such Issuer Free Writing Prospectus permitted hereunder complied in all material respects with the Act, has been or will be (within the time period specified in Rule 433 under the Act) filed in accordance with the Act (to the extent required thereby) and, when taken together with the Time of Sale Information, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(f) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that was filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company or any Guarantor. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or any Guarantor or related to the offering of the Securities has been initiated or threatened by the Commission; as of the effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Act and the U.S. Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply with respect to (1) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (2) any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(g) All documents incorporated by reference or deemed to be incorporated by reference in each of the Registration Statement, the Time of Sale Information or the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference or deemed to be incorporated by reference in each of the Registration Statement, the Time of Sale Information or the Prospectus (or any further amendment or supplement thereto), when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(h) The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly in all material respects, the financial position of the Parent and/or its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement, present fairly in all material respects the information required to be stated therein; and the other financial information of the Parent and its subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Parent and its subsidiaries and presents fairly, in all material respects, the information shown thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(i) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, (i) neither the Parent nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus any loss or interference with its businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which could have a material adverse effect on the condition, financial or otherwise, business, general affairs, management, financial position, stockholders’ equity or results of operations of the Parent and its subsidiaries taken as a whole (a “Material Adverse Effect”); (ii) since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus neither the Parent nor any of its subsidiaries has entered into any transaction or agreement, other than in the ordinary course of business, that is material to the Parent and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Parent and its subsidiaries taken as a whole; (iii) since the respective dates of the information which is given in the capitalization table set forth in the Preliminary Prospectus and the Prospectus, including the notes thereto, there has not been any material change in the capital stock of the Parent or any of its subsidiaries or long-term debt of the Parent and its subsidiaries on a consolidated basis, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Parent on any class of capital stock; and (iv) since the respective dates of the information which is given in the

Registration Statement, the Time of Sale Information and the Prospectus there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Parent and its subsidiaries taken as a whole. Each subsidiary listed on Schedule II to this Agreement is referred to as a “Material Subsidiary”, and each subsidiary of the Parent that is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Act is included on Schedule II; provided, however, that for the purpose of determining whether a subsidiary is a “significant subsidiary”, the Parent has used the 2011 fiscal year unconsolidated financial statements for each such subsidiary.

(j) The Parent and its Material Subsidiaries have good and marketable title to all material real property and good and marketable title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such liens, encumbrances and defects as are described in the Time of Sale Information and the Prospectus (including liens granted under the Senior Credit Facility and the Existing Senior Secured Notes, as described in the Prospectus) or such as do not materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Parent and its subsidiaries taken as a whole; and any material real property, buildings and other premises held under lease by the Parent and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to the Parent and its subsidiaries taken as a whole and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Parent and its subsidiaries taken as a whole.

(k) Each of the Parent, Virgin Media Group LLC, Virgin Media Holdings Inc. and Virgin Media (UK) Group Inc. has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and has been duly qualified as a foreign corporation or limited liability company, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; each of the Company, Virgin Media Communications Limited, Virgin Media Investment Holdings Limited and Virgin Media Investments Limited has been duly incorporated and is validly existing as a limited company under the laws of England and Wales, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus; and each other Material Subsidiary of the Parent has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization except, in each case, to the extent the failure to be so qualified, in good standing or have such power or authority could not reasonably be expected to have a Material Adverse Effect.

(l) All of the issued shares of capital stock of the Parent have been duly and validly authorized and issued. All of the issued shares of capital stock of the Parent are fully paid and non-assessable. All of the issued shares of capital stock of each subsidiary of the Parent have been duly and validly authorized and issued, are fully paid and, to the extent relevant in the jurisdiction of organization of such subsidiary, non-assessable and (except for directors’ qualifying shares or as described in the Registration Statement, the Time of Sale Information and the Prospectus and except for the entities listed on Schedule III hereto) are owned directly or indirectly by the Parent, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except for the pledge of shares and assets of substantially all of the subsidiaries of Virgin Media Communications granted in connection with the Senior Credit Facility and the Existing Senior Secured Notes or otherwise described in the Registration Statement, Time of Sale Information and the Prospectus and, in each case, except as could not reasonably be expected to have a Material Adverse Effect.

(m) The Company and the Guarantors have all requisite corporate (or other) power and authority to enter into this Agreement, the Securities, the Guarantees and the Indenture to be dated as of the Closing Date (the “Indenture”) among the Company, the Guarantors and The Bank of New York Mellon, as Trustee (the “Trustee”) (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder. All action (corporate or other) required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(n) This Agreement has been and, as of the Closing Date, the Indenture will have been, duly authorized, executed and delivered by the Company and the Guarantors and upon such execution by the Company and the Guarantors (assuming the due authorization, execution and delivery of such agreements by the other parties thereto) this Agreement and the Indenture will constitute the valid and binding obligations of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with the terms hereof or thereof, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and except as the enforcement of indemnification, contribution or exculpation provisions hereof and thereof may be limited by applicable law (collectively, the “Enforceability Exceptions”).

(o) The Securities and the Guarantees have been duly authorized (as applicable) and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, and each of the Guarantors, as guarantors, respectively, entitled to the benefits provided by the Indenture, enforceable against the Company and each of the Guarantors, as the case may be, in accordance with their terms, subject to the Enforceability Exceptions.

(p) The execution, delivery and performance by the Company and the Guarantors of each of the Transaction Documents, the issuance, authentication, sale and delivery by the Company of the Securities and the issuance and delivery by the Guarantors of the Guarantees in accordance with the terms and conditions of the Indenture and the compliance by the Company and the Guarantors (to the extent applicable) with all of the provisions of the Transaction Documents and the consummation of the transactions by the Company and the Guarantors contemplated by the Transaction Documents, the Registration Statement, the Time of Sale Information and the Prospectus (i) will not conflict with or result in a breach or violation of, or change of control under, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Parent or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Parent or any of its subsidiaries is a party or by which the Parent or any of its subsidiaries is bound or to which any of the property or assets of the Parent or any of its subsidiaries is subject, (ii) will not result in any violation of the provisions of the Certificate of Incorporation or By-laws or similar constitutive documents of any of the Company or the Guarantors and (iii) will not result in any violation of, or any termination or material impairment of any rights under, any statute or any license, authorization, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Parent or any of its subsidiaries or any of their properties, including any license, authorization, order, rule or regulation administered or promulgated by the UK Office of Communications (“OFCOM”) or the rules and regulations of The Nasdaq Stock Market, except in any such case described in subclause (i) or (iii) as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(q) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Parent or any of its subsidiaries or any of their respective properties is required for the execution, delivery and performance by the Company or the Guarantors of each of the Transaction Documents to which it is a party, the issuance, authentication, sale and delivery by the Company of the Securities and the issuance and delivery by the Guarantors of the Guarantees in accordance with the terms and conditions of the Indenture, and the compliance by the Company and the Guarantors (to the extent applicable) with all the provisions of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents, the Registration Statement, the Time of Sale Information and the Prospectus, except for (i) (A) the registration of the Securities (including the Guarantees) under the Act, (B) the qualification of the Indenture and the Trustee under the Trust Indenture Act and (C) such consents, approvals, authorizations, registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), in connection with the registration of the Securities and the Guarantees, or (ii) such consents, approvals, authorizations, registrations or qualifications (A) as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Securities and the Guarantees by the Underwriters or (B) the absence of which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(r) None of the Company, the Parent or any of the Material Subsidiaries is in violation of its Certificate of Incorporation or By-laws, its Memorandum or

Articles of Association or similar constitutive document, except, with respect to the Material Subsidiaries, as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Parent nor any of its subsidiaries is (i) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or (ii) in violation of any statute or any license, authorization, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Parent and its subsidiaries, except in any such case described in subclauses (i) and (ii) as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(s) The statements set forth in the Preliminary Prospectus Supplement and the Final Prospectus Supplement, as the case may be, under the captions “Description of Notes” and “Material U.S. Federal Income Tax Considerations”, insofar as they purport to constitute a summary of the terms of the Securities and the Guarantees or describe the provisions of the laws and documents referred to therein, and subject to the limitations, qualifications and assumptions set forth therein, fairly summarize in all material respects the matters referred to therein.

(t) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending to which the Parent or any of its subsidiaries is a party or of which any property of the Parent or any of its subsidiaries is the subject which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and to the best of the Parent’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(u) No authorization from any governmental agency or body having jurisdiction over the Parent or any of its subsidiaries is required to effect payments of principal, premium, if any, and interest on the Securities.

(v) Each of the Company and the Guarantors is not and, after giving effect to the issuance and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(w) Ernst & Young LLP, which has audited certain financial statements of the Parent and its subsidiaries, is an independent registered public accounting firm with respect to the Parent and its subsidiaries within the applicable rules and regulations adopted by the Public Company Accounting Oversight Board (United States).

(x) The Parent and its subsidiaries own or possess, or have the right to use, or can acquire on commercially reasonable terms, patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them (the “Intellectual Property Rights”), except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Parent nor any of its subsidiaries has received any written notice of material infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(y) Except as set forth in the Time of Sale Information and the Prospectus, no labor dispute with the employees of the Parent or any of its subsidiaries exists or, to the knowledge of the Parent, is threatened which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(z) The Parent and its subsidiaries have paid all material U.S. and U.K. federal and state, as applicable, taxes and filed all U.S. and U.K. material tax returns required to be paid or filed through the date hereof except where the failure to so pay or file would not have a Material Adverse Effect; and except as otherwise disclosed in the Time of Sale Information and the Prospectus, there is no material tax deficiency that has been asserted against the Parent or any of its subsidiaries.

(aa) The Underwriters will not be required to pay any ad valorem stamp duty, stamp tax, stamp duty, reserve tax, transfer tax or issue, documentary, certification or other similar tax imposed by any government department or other taxing authority of or in the United States or the United Kingdom, in connection with (i) the sale, issuance and delivery of the Securities by the Company and the Guarantees by the Guarantors as contemplated by this Agreement, and (ii) the purchase by the Underwriters of the Securities in the manner contemplated by this Agreement.

(bb) Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, (i) the Parent and its Material Subsidiaries possess all certificates, authorizations, licenses, and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations, licenses and permits would not have a Material Adverse Effect, and (ii) to the best knowledge of the Parent, having made reasonable inquiry, neither the Parent nor any of its Material Subsidiaries has received any notice of proceedings relating to the revocation or modification of any certificate, authorization, license, or permit, which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(cc) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus and except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Parent and each of its Material Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect to such deductibles, co-insurance and self-insurance) as is customary in the businesses in which they are engaged (it being understood that the Parent and its Material Subsidiaries do not maintain insurance with respect to the underground portion of their cable network); (ii) neither the Parent nor any of its Material Subsidiaries has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance; and (iii) neither the Parent nor any of its Material Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(dd) The Parent and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except in each case as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There are no material costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) other than as properly reserved for in the latest audited financial statements of the Parent included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus and other than as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ee) The Parent maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Parent in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Parent’s management as appropriate to allow timely decisions regarding required disclosure.

(ff) The Parent maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto (provided, however, because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements). For the year ended December 31, 2011, there were no material weaknesses in the Parent’s internal control over financial reporting

(gg) Neither the Parent nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Parent or any of its subsidiaries or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(hh) Neither the Parent nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(ii) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no person has the right to require the Parent or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(jj) The Company is not an ineligible issuer and the Parent is a well-known seasoned issuer, in each case as defined in Rule 405 under the Act, in each case at the time specified in the Act in connection with the offering of the Securities.

(kk) Neither the Parent nor any of its subsidiaries nor, to the best knowledge of the Parent, any director, officer, agent, employee or other person associated with and acting on behalf of the Parent or any of its subsidiaries, has materially violated or is in material violation of any provision of the Foreign Corrupt Practices Act of 1977 or any similar law or regulation of any other jurisdiction.

(ll) Neither the Parent nor any of its subsidiaries nor, to the best knowledge of the Parent, any director, officer, agent, employee or other person associated with and acting on behalf of the Parent or any of its subsidiaries, has caused the Parent or any of its subsidiaries to be in violation of any applicable U.S. federal, the state of Delaware, or English law, directive, national statute or administrative regulation relating to money-laundering, unlawful financial activities or unlawful use or appropriation of corporate funds, including those administered by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”) or equivalent European Union measure; the Company agrees that it will not knowingly, whether directly or indirectly, use the proceeds of the offering and sale of the Securities, or lend, contribute or otherwise make available such proceeds to any person or entity, or any subsidiary, joint venture partner or sub-division of such other person or entity, for the purpose of financing the activities of any person or entity with whom transactions are currently prohibited under any such U.S. sanctions administered by OFAC or any equivalent European Union measure.

(mm) The operations of the Parent and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Parent or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Parent, threatened.

(nn) On and immediately after the Closing Date, the Company and each of the Guarantors (after giving effect to the issuance of the Securities, the application of proceeds therefrom and the other transactions related thereto as described in the Time of Sale Information and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, as of a particular date, that on such date the Company or such Guarantor, as the case may be, is not unable to pay its debts as they fall due.

(oo) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Information and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

2. (a) Subject to the terms and conditions herein set forth, the Company agrees to issue and sell (i) to each of the Dollar Underwriters, and each of the Dollar Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price equal to 99.225% of the principal amount thereof, the aggregate principal amount of the Dollar Notes set forth opposite the name of such Underwriter in Schedule I-A hereto and (ii) to each of the Sterling Underwriters, and each of the Sterling Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price equal to 99.225% of the principal amount thereof, the aggregate principal amount of the Sterling Notes set forth opposite the name of such Underwriter in Schedule I-B hereto. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company acknowledges and agrees that each Underwriter is acting solely pursuant to a contractual relationship with the Company on an arm’s length basis with respect to the issue, offer and sale of the Securities (including in connection with determining the terms of the issue, offer and sale of the Securities) and not as a financial advisor or a fiduciary to the Company or any other person. In connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company. Additionally, the Company acknowledges that the Underwriters are not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. The Company further acknowledges and agrees that any review by the Underwriters of the Company, the issue, offer and sale of the Securities, the terms of the Securities and other matters relating thereto will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or any other person. The foregoing is without prejudice to any obligation of the Representatives to make recommendations to the Company concerning the pricing and allocation of the offering in accordance with applicable rules of the U.K. Financial Services Authority. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

3. Upon the authorization by the Representatives of the release of the Securities and the Guarantees thereof, the several Underwriters propose to make a public offering of the Securities and the Guarantees thereof for sale upon the terms and conditions set forth in this Agreement and the Prospectus and each Underwriter severally hereby represents and warrants to, and agrees with, the Company and the Guarantors that:

(a) It has not used, authorized use of, referred to, created, or participated in the planning for use of, and will not use, authorize use of, refer to, create, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company or the Parent); provided, however, that it may create, use, authorize use of, refer to, or participate in the planning for use of (1) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (2) any Issuer Free Writing Prospectus listed in Annex I or prepared pursuant to Section 1(e) and 5(e) hereof, or (3) any free writing prospectus prepared by the Underwriters and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (1) or (3), an “Underwriter Free Writing Prospectus”).

(b) It is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

(c) It will comply with the terms of Annex III hereto and the selling restrictions contained in the Preliminary Prospectus and the Prospectus under the heading “Underwriting.”

4. (a) The Securities to be purchased by each Underwriter hereunder will be represented by definitive global securities in book-entry form. The Dollar Notes will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Sterling Notes will be deposited by or on behalf of the Company with The Bank of New York Mellon as common depositary for Euroclear Bank S.A./N.V. and Clearstream Banking S.A. (the “Common Depositary”). The Company will deliver the Dollar Notes to the Dollar Representative, for the account of each Dollar Underwriter, against the payments and deposits by the Dollar Underwriters noted in Section 2 hereof by causing DTC to credit the Dollar Notes to the account of the Trustee at DTC. The Company will deliver the Sterling Notes to the Sterling Representative, for the account of each Sterling Underwriter, against the payments and deposits by the Common Depository by causing The Bank of New York Mellon to credit the Sterling Notes to Goldman

Sachs International, as settlement agent. The Company will cause forms of the certificates representing the Dollar Notes and the Sterling Notes to be made available to the Dollar Representative and the Sterling Representative, as the case may be, for checking at least twenty-four hours prior to the Closing Date at the office of DTC (or its designated custodian) or The Bank of New York Mellon (or its designated custodian), as the case may be (the “Designated Office”), or such other time and place as the Representatives and the Company may agree upon. The time and date of such delivery and payment shall be 2:00 p.m., London time, on October 30, 2012 (the “Closing Date”) or such other time and date as the Representatives and the Company may agree upon in writing.

(b) The documents to be delivered on the Closing Date by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Securities, will be delivered at such time and date at the offices of Simpson Thacher & Bartlett LLP, One Ropemaker Street, London EC2Y 9HU, England (the “Closing Location”). The Securities will be delivered at the Designated Office, all on the Closing Date. A meeting will be held at the Closing Location at 1:00 p.m., London time, on the business day next preceding the Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

5. Each of the Company and the Guarantors agree with each of the Underwriters:

(a) To file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A or 430B under the Act, to file any Issuer Free Writing Prospectus (including the final pricing term sheet substantially in the form of Annex II hereto) to the extent required under the Act, and to file, within the time periods required under the Exchange Act, all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and to furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in such quantities as the Underwriters may reasonably request; and the Parent and/or one of its subsidiaries has paid or will pay the registration fees for this offering of the Securities within the time period required by Rule 456(b)(1)(i) under the Act;

(b) To deliver, without charge, (i) to the Representatives, copies of the Registration Statement with fax signatures as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference, in such quantities as the Representatives may reasonably request; and (ii) to each Underwriter (A) conformed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith, in such quantities as the Representatives may reasonably request and (B) during the Prospectus Delivery Period (as defined below), copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus in such quantities as the Representatives may reasonably request on behalf of the Underwriters. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as, in the opinion of counsel for the Underwriters, a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Act) in connection with sales of the Securities by any Underwriter or dealer;

(c) Prior to the later of the Closing Date and the termination of the Prospectus Delivery Period, before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, to furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file such proposed amendment or supplement to which the Representatives reasonably object;

(d) To advise the Representatives promptly, and confirm such advice in writing, (i) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Base Prospectus, any Prospectus Supplement or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act; (ii) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (iii) of the receipt by the Company or any Guarantor of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act; and (iv) of the receipt by the Company or any Guarantor of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or promptly upon becoming aware of the initiation or the threatening of any proceeding for such purpose; and to use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Base Prospectus, any Prospectus Supplement or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, to obtain as soon as reasonably possible the withdrawal thereof;

(e) That (1) if during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus or any Issuer Free Writing Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus or any Issuer Free Writing Prospectus to comply with law, to notify the Representatives immediately thereof and to prepare forthwith and, subject to paragraph (c) above, to file with the Commission and furnish to the Representatives and such Underwriters and dealers as the Representatives may designate, such amendments or supplements to the Prospectus or any Issuer Free Writing Prospectus as may be necessary so that the statements in the Prospectus or any Issuer Free Writing Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, to notify the Representatives immediately thereof and to prepare forthwith and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Representatives and such Underwriters and dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law;

(f) To qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdiction as the Representatives shall reasonably request and to continue such qualifications in effect so long as required for distribution of the Securities; provided, however, that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject;

(g) Not to take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities;

(h) During the period beginning from the date hereof and continuing until and including the date that is 30 days after the date hereof not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any debt securities of the Parent or any of its subsidiaries nor shall any such entity guarantee any debt securities, without the prior written consent of the Joint Lead Book Running Managers for the Dollar Notes and the Sterling Notes, which consent shall not be unreasonably withheld (excluding, for the avoidance of doubt, additional Securities the proceeds of which are used to finance the tender offer announced concurrently with the offering of the Securities, intercompany loans, including intercompany loans in the form of convertible unsecured loan stock, any refinancing of the Senior Credit Facility, any issuance of securities privately and any drawdowns under any Facility or Additional Facility, under, and as defined in, the Senior Credit Facility);

(i) Not to be or become, at any time prior to the expiration of one year after the Closing Date, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(j) That the Parent will make generally available to holders of the Securities and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Parent occurring after the “effective date” (as defined in Rule 158) of the Registration Statement;

(k) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner described in the Time of Sale Information and the Prospectus under the caption “Use of Proceeds”;

(l) To use its reasonable best efforts to list, subject to the notice of issuance, the Securities on the Official List of the Luxembourg Stock Exchange (the “Exchange”) for admission to trading on the Euro MTF market of the Exchange and, if at any time following the listing of the Securities on the Exchange such Securities cease to be so listed, to use its reasonable best efforts to list the Securities on another recognized stock exchange reasonably satisfactory to the Representatives;

(m) That all amounts payable hereunder shall be paid to the Dollar Underwriters in U.S. dollars and to the Sterling Underwriters in pounds sterling and, in each case, shall be paid free and clear of, and without any deduction or withholding for or on account of, any current or future taxes (other than income taxes), levies, imposts, duties, charges or other deductions or withholdings levied in any jurisdiction from or through which payment is made, unless such deduction or withholding is required by applicable law, in which event the Parent and/or one of its subsidiaries will pay or cause to be paid additional amounts so that the persons entitled to such payments will receive the amount that such persons would otherwise have received but for such deduction or withholding after allowing for any tax credit or other benefit each such person receives by reason of such deduction or withholding; and

(n) To, jointly and severally, indemnify and hold harmless the Underwriters against any documentary, stamp or similar issuance tax, including any interest and penalties, payable by the Underwriters, in the United Kingdom or the United States, on the creation, issuance and sale of the Securities and on the initial resale thereof by the Underwriters and on the execution and delivery of this Agreement or any other Transaction Document.

6. The Parent covenants and agrees with the several Underwriters that the Parent will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the authorization, issuance, sale, preparation and delivery of the Securities and the Guarantees, and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Base Prospectus, any Prospectus Supplement, any Issuer Free Writing Prospectus, the Time of Sale Information, and the Prospectus and any exhibits, amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or reproducing any Agreement Among Underwriters, this Agreement, the Indenture, the Blue Sky and legal investment memoranda, closing documents (including any compilations thereof) and any other documents in connection with the authorization, issuance, sale, preparation and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under certain securities laws as provided in Section 5(f) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys (such fees and disbursements of counsel not to exceed $5,000); (iv) all fees and expenses in connection with listing the Securities on the Exchange; (v) any fees charged by securities rating services for rating the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) all taxes of any kind (including, but not limited to, stamp, issuance or transfer tax, or any duty, levy, impost, assessment, withholding, deduction or other governmental charge, including penalties, interest and other liabilities related thereto, but not including any capital gains or income tax) asserted against any Underwriter arising as a result of (A)(x) the issuance, sale and delivery of the Securities by the Company to the Underwriters in the manner contemplated by this Agreement, (y) the ownership of the Securities by the Underwriters resulting from this Agreement, or (z) the cancellation or redemption of such Securities by the Company, (B) the sale and delivery of the Securities by the Underwriters to the purchasers thereof as contemplated by this Agreement, or (C) the consummation of any other transaction contemplated by this Agreement and the Transaction Documents in connection with the issuance, sale, delivery and ownership of the Securities and the other transactions contemplated thereby; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section (including the Company’s roadshow expenses). It is understood, however, that, except as provided in this Section, and Sections 7, 9 and 11 hereof, the Underwriters will pay the fees of their counsel.

7. The several obligations of the Underwriters shall be subject, in their reasonable discretion, to the condition that all representations and warranties and other statements of the Company, the Guarantors and any of their officers made in any certificate delivered pursuant to this Agreement are, as of the date hereof and at and as of the Closing Date, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Act, shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Ernst & Young LLP shall have furnished to the Representatives a “comfort letter” or “comfort letters”, dated the date of this Agreement and the Closing Date, in form and substance satisfactory to the Representatives relating to the Time of Sale Information and the Prospectus and to certain financial statements of the Parent issued in accordance with Statement of Accounting Standards No. 72; provided that the letters shall use a “cut-off” date no more than three business days prior to the date of delivery.

(c) The Representatives shall have received on and as of the Closing Date, a certificate in the form as set forth in Annex IV hereto, dated as of such date and signed by the Chief Executive Officer, Chief Financial Officer or General Counsel of the Parent, on behalf of the Parent, in such person’s capacity as such officer (and not in a personal capacity).

(d) Milbank, Tweed, Hadley & McCloy LLP, as special U.S. counsel for the Company and the Guarantors, shall have furnished to the Representatives their written opinion and disclosure letter, dated the Closing Date substantially in the form of Annex V hereto.

(e) Joanne Tillbrook, in-house counsel of the Parent shall have furnished to the Representatives her written opinion, dated the Closing Date, substantially in the form of Annex VI hereto.

(f) Milbank, Tweed, Hadley & McCloy LLP, English counsel to the Company and the Guarantors, shall have furnished to the Representatives their written opinion, dated the Closing Date, substantially the form of Annex VII hereto.

(g) Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions and a negative assurance letter, each, dated the Closing Date, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h) After the date hereof and on or before the Closing Date, except for announced possible downgrades, negative outlooks or reviews prior to the date hereof and subsequent downgrades resulting therefrom, (i) no downgrading shall have occurred in the rating accorded the Parent’s or any of its subsidiaries’ debt securities, including the Securities, by Moody’s Investor Service, Inc. or Standard & Poor’s Ratings Services, a division of The McGraw-Hill Company, Inc., and (ii) no such organization shall have publicly announced that it has under surveillance or review its rating of any debt securities, including the Securities, of the Parent or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) and (iii) no such organization has publicly announced that the Parent or any of its subsidiaries has been placed on negative outlook.

(i) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date prevent the issuance or sale of the Securities.

(j) The Indenture shall have been duly executed and delivered by the Company, the Guarantors and the Trustee; the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee; and the Guarantees shall have been duly executed and delivered by the Guarantors.

(k) The Dollar Notes shall be eligible for clearance and settlement through DTC.

(l) The Sterling Notes shall be eligible for clearance and settlement through the facilities of Euroclear Bank S.A./N.V. and Clearstream Banking S.A.

The Company shall use all reasonable endeavors to procure the fulfillment of the conditions set out in this Section 7 by the times and dates stated herein.

If any of the conditions hereinabove provided for in this Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives, by notifying the Company of such termination in writing at or prior to the Closing Date. In such event, the Guarantors, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 6 and 8 hereof).

8. (a) The Company and the Guarantors will jointly and severally indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus Supplement, any Final Prospectus Supplement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, the Time of Sale Information or, to the extent not included in the preceding items, any information that was included in the Registration Statement, any Preliminary Prospectus Supplement, any Final Prospectus Supplement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, or the Time of Sale Information which is required to be filed by the Company pursuant to section 433(d) of the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or arise out of or are based upon any action taken by any Underwriter at the Company’s written request with respect to compliance with state securities laws within the United States (including delivery of the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Time of Sale Information by, or the making of any offers and sales through, the Underwriters), and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred, provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus Supplement, any Final Prospectus Supplement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Time of Sale Information in reliance upon and in conformity with the Underwriter Information.

(b) Each Underwriter, severally but not jointly, will indemnify and hold harmless the Company and the Guarantors against any losses, claims, damages or liabilities to which the Company or the Guarantors may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus Supplement, any Final Prospectus Supplement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Time of Sale Information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus Supplement, any Final Prospectus Supplement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Time of Sale Information in reliance upon and in conformity with the Underwriter Information.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided, that the omission so to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and, provided further, that the failure to notify the indemnifying person shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Securities (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, bear to the total underwriting discounts and commissions received by the Underwriters, as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Guarantors and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the total discounts, commissions and other compensation received by such Underwriter under this Agreement, less the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company and the Guarantors under this Section 8 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9. (a) (i) If any Dollar Underwriter shall default in its obligation to purchase the Dollar Notes which it has agreed to purchase hereunder, the Dollar Representative may in its discretion arrange for any of the Dollar Underwriters or another party or other parties satisfactory to the Company, acting reasonably, to purchase such Dollar Notes on the terms contained herein. If within thirty-six hours after such default by any Dollar Underwriter, the Dollar Representative does not arrange for the purchase of such Dollar Notes, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Dollar Representative, acting reasonably, to purchase such Dollar Notes on such terms. In the event that, within the respective prescribed periods, the Dollar Representative notifies the Company that it has so arranged for the purchase of such Dollar Notes, or the Company notifies the Dollar Representative that it has so arranged for the purchase of such Dollar Notes, the Dollar Representative or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or the Time of Sale Information, as the case may be, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or the Time of Sale Information which in the Dollar Representatives’ opinion may thereby be made necessary. The term “Dollar Underwriter” as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Dollar Notes.

(ii) If any Sterling Underwriter shall default in its obligation to purchase the Sterling Notes which it has agreed to purchase hereunder, the Sterling Representative may in its discretion arrange for any of the Sterling Underwriters or another party or other parties satisfactory to the Company, acting reasonably, to purchase such Sterling Notes on the terms contained herein. If within thirty-six hours after such default by any Sterling Underwriter, the Sterling Representative does not arrange for the purchase of such Sterling Notes, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Sterling Representative, acting reasonably, to purchase such Sterling Notes on such terms. In the event that, within the respective prescribed periods, the Sterling Representative notifies the Company that they have so arranged for the purchase of such Sterling Notes, or the Company notifies the Sterling Representative that it has so arranged for the purchase of such Sterling Notes, the Sterling Representative or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Prospectus, any

Issuer Free Writing Prospectus, or the Time of Sale Information, as the case may be, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or the Time of Sale Information which in the Sterling Representatives’ opinion may thereby be made necessary. The term “Sterling Underwriter” as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Sterling Notes.

(b) (i) If, after giving effect to any arrangements for the purchase of the Dollar Notes of a defaulting Dollar Underwriter or Dollar Underwriters by the Dollar Representative and the Company as provided in subsection (a)(i) above, the aggregate principal amount of such Dollar Notes which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Dollar Notes to be purchased on the Closing Date, then the Company shall have the right to require each non-defaulting Dollar Underwriter to purchase the aggregate principal amount of Dollar Notes which such Dollar Underwriter agreed to purchase hereunder on the Closing Date and, in addition, to require each non-defaulting Dollar Underwriter to purchase its pro rata share (based on the aggregate principal amount of Dollar Notes which such Dollar Underwriter agreed to purchase hereunder) of the Dollar Notes of such defaulting Dollar Underwriter or Dollar Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Dollar Underwriter from liability for its default.

(ii) If, after giving effect to any arrangements for the purchase of the Sterling Notes of a defaulting Sterling Underwriter or Sterling Underwriters by the Sterling Representative and the Company as provided in subsection (a)(ii) above, the aggregate principal amount of such Sterling Notes which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Sterling Notes to be purchased on the Closing Date, then the Company shall have the right to require each non-defaulting Sterling Underwriter to purchase the aggregate principal amount of Sterling Notes which such Sterling Underwriter agreed to purchase hereunder on the Closing Date and, in addition, to require each non-defaulting Sterling Underwriter to purchase its pro rata share (based on the aggregate principal amount of Sterling Notes which such Sterling Underwriter agreed to purchase hereunder) of the Sterling Notes of such defaulting Sterling Underwriter or Sterling Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Sterling Underwriter from liability for its default.

(c) (i) If, after giving effect to any arrangements for the purchase of the Dollar Notes of a defaulting Dollar Underwriter or Dollar Underwriters by the Dollar Representative and the Company as provided in subsection (a)(i) above, the aggregate principal amount of such Dollar Notes which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Dollar Notes to be purchased on the Closing Date, or if the Company shall not exercise the right described in subsection (b)(i) above to require non-defaulting Dollar Underwriters to purchase Dollar Notes of a defaulting Dollar Underwriter or Dollar Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-

defaulting Dollar Underwriter or the Company, except for the expenses to be borne by the Company and the Dollar Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Dollar Underwriter from liability for its default.

(ii) If, after giving effect to any arrangements for the purchase of the Sterling Notes of a defaulting Sterling Underwriter or Sterling Underwriters by the Sterling Representative and the Company as provided in subsection (a)(ii) above, the aggregate principal amount of such Sterling Notes which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Sterling Notes to be purchased on the Closing Date, or if the Company shall not exercise the right described in subsection (b)(ii) above to require non-defaulting Sterling Underwriters to purchase Sterling Notes of a defaulting Sterling Underwriter or Sterling Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Sterling Underwriter or the Company, except for the expenses to be borne by the Company and the Sterling Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Sterling Underwriter from liability for its default.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Parent and the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein and in the Prospectus, the Parent and the Company will reimburse the Underwriters through the Representatives for all out of pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Parent and the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

12. This Agreement may be terminated by the Representatives, in their absolute discretion:

(a) if, at any time after execution and delivery of this Agreement there shall have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or The Nasdaq Stock Market or any limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either exchange; (ii) a suspension or material limitation in trading in the Parent’s securities on The Nasdaq Stock Market; (iii) a general moratorium on commercial banking activities declared by either United Kingdom or United States Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United

States; (iv) the outbreak or escalation of hostilities or act of terrorism, declaration of war, national or international emergency; or (v) any change in the financial markets (including without limitation the high yield new issue market), currency exchange rates or controls or the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, the United Kingdom or elsewhere, if the effect of any such event specified in this clause (iv) or (v), in the reasonable judgment of a majority of the Representatives, makes it impracticable or inadvisable to proceed with the sale of Securities;

(b) in the circumstances set forth in Section 7 hereof;

(c) if, at any time after the execution and delivery of this Agreement, (A) since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, the Parent or any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement, Time of Sale Information and Prospectus, (B) since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, the Parent or any of its subsidiaries has entered into any transaction or agreement, other than in the ordinary course of business, that is material to the Parent and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Parent and its subsidiaries taken as a whole, otherwise than as set forth in the Registration Statement, Time of Sale Information and Prospectus, or (C) since the respective dates as of which information is given in the Registration Statement, Time of Sale Information and Prospectus (exclusive of any amendment or supplement thereto) there shall have been any change in the capital stock or long-term debt of the Parent or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Parent on any class of capital stock, or any change, or any development involving a prospective change, in the condition, financial or otherwise, or in or affecting the business, general affairs, management, financial position, shareholders’ equity or results of operations of the Parent and its subsidiaries taken as a whole, other than as set forth in the Registration Statement, Time of Sale Information and Prospectus, the effect of which, in any such case described in clause (A) or (B) or (C), is in the reasonable judgment of a majority of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the sale of Securities or to market the Securities on substantially the terms described in the Registration Statement, Time of Sale Information and Prospectus;

(d) subject to Section 9 of this Agreement, if the Closing Date shall not have occurred by the date which is five (5) business days after the date hereof; or

(e) if the representation in Section 1(c) hereof is incorrect in any respect.

This Agreement may also be terminated in the circumstances set forth in Section 9(c)(i) and Section 9(c)(ii) of this Agreement.

13. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City and London; (c) the term “written communication” has the meaning set forth in Rule 405 under the Act; and (d) the term “subsidiary” has the meaning set forth in Rule 405 under the Act.

14. In all dealings hereunder, the Dollar Representative shall act on behalf of each of the Dollar Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Dollar Underwriter made or given by the Dollar Representative. In all dealings hereunder, the Sterling Representative shall act on behalf of each of the Sterling Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Sterling Underwriter made or given by the Sterling Representative.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to each of the Representatives at the following addresses:

With respect to the Dollar Notes,	With respect to the Sterling Notes,

J.P. Morgan Securities LLC	Goldman Sachs International
383 Madison Avenue	Attention: High Yield Syndicate Desk
New York, New York 10179	Peterborough Court
Fax: +44 (0)20 3493 1456	133 Fleet Street
Attention: Liability Management Group	London EC4A 2BB
United Kingdom
Fax: +44 (0)20 7774 2330

with a copy to:

Simpson Thacher & Bartlett LLP

One Ropemaker Street

London EC2Y 9HU

England

Attention: Nicholas J. Shaw and Mark Brod

Fax: +44 (0)20 7275 6502

and if to the Company and the Guarantors shall be delivered or sent by mail to the address of the Company set forth in the Prospectus, Attention: Secretary, and to:

c/o Virgin Media Inc.

909 Third Avenue, Suite 2863

New York, New York 10012

United States

Attention: Secretary

with a copy to:

Milbank, Tweed, Hadley & McCloy LLP

10 Gresham Street

London EC2V 7JD

England

Attention: Timothy E. Peterson, Esq.

provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall also be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriter’s Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof if sent by mail, or dispatch thereof, if sent by facsimile with transmission confirmation received.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Parent, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Guarantors and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase. Time shall be of the essence of this Agreement.

16. THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

17. This Agreement may be executed by anyone or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

18. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

19. The Company (and each employee, representative and agent of the Company) is authorized to disclose to any person any and all aspects of the tax treatment and tax structure of this potential transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Parent or the Company relating to such tax treatment and tax structure, without the Underwriters imposing any limitation of any kind.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company and the Guarantors. It is understood that your acceptance of this letter on behalf of each of the Underwriters may be made pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Virgin Media Inc.

By:
Name:
Title:

Virgin Media Finance PLC

By:
Name:
Title:

Virgin Media Group LLC

By:
Name:
Title:

Virgin Media Holdings Inc.

By:
Name:
Title:

Virgin Media (UK) Group, Inc.

By:
Name:
Title:

[Underwriting Agreement Signature Page]

Virgin Media Communications Limited

By:
Name:
Title:

Virgin Media Investment Holdings Limited

By:
Name:
Title:

Virgin Media Investments Limited

By:
Name:
Title:

[Underwriting Agreement Signature Page]

Accepted as of the date hereof:

For itself and on behalf of the several Underwriters listed in Schedule I-A hereto.

J.P. Morgan Securities LLC

By:
Name:
Title:

[Underwriting Agreement Signature Page]

Accepted as of the date hereof:

For itself and on behalf of the several Underwriters listed in Schedule I-B hereto.

Goldman Sachs International

By:
Name:
Title:

[Underwriting Agreement Signature Page]

SCHEDULE I-A

Underwriter	Aggregate Principal Amount of Dollar Notes Purchased

Goldman, Sachs & Co.	$252,580,000

J.P. Morgan Securities LLC	$252,580,000

BNP Paribas Securities Corp.	$49,355,000

Crédit Agricole Corporate and Investment Bank	$49,355,000

Deutsche Bank Securities Inc.	$49,355,000

HSBC Securities (USA) Inc.	$49,355,000

Lloyds TSB Bank plc.	$49,355,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$49,355,000

RBS Securities Inc.	$49,355,000

UBS Securities LLC	$49,355,000

TOTAL	$900,000,000

SCHEDULE 1-B

Underwriter	Aggregate Principal Amount of Sterling Notes Purchased

Goldman Sachs International	£112,260,000

J.P. Morgan Securities plc	£112,260,000

BNP Paribas, London Branch	£21,935,000

Crédit Agricole Corporate and Investment Bank	£21,935,000

Deutsche Bank AG, London Branch	£21,935,000

HSBC Bank plc	£21,935,000

Lloyds TSB Bank plc.	£21,935,000

Merrill Lynch International	£21,935,000

RBS Securities Inc.	£21,935,000

UBS Limited	£21,935,000

TOTAL	£400,000,000

I-1

SCHEDULE II – MATERIAL SUBSIDIARIES

1.	Virgin Media Group LLC (Delaware)

2.	Virgin Media Holdings Inc. (Delaware)

3.	Virgin Media (UK) Group, Inc. (Delaware)

4.	Virgin Media Communications Limited (England)

5.	Virgin Media Finance PLC (England)

6.	Virgin Media Investment Holdings Limited (England)

7.	ntl Midlands Limited (England)

8.	ntl Rectangle Limited (England)

9.	ntl (CWC) Limited (England)

10.	ntl Communications Services Limited (England)

11.	Virgin Media Limited (England)

12.	Flextech Broadband Limited (England)

13.	Telewest Limited (England)

14.	Telewest UK Limited (England)

15.	Telewest Communications Holdings Limited (England)

16.	Telewest Communications Networks Limited (England)

17.	Telewest Communications Group Limited (England)

18.	ntl Cablecomms Holdings No. 1 Ltd

19.	Virgin Mobile Telecomms Limited (Oracle)

20.	Yorkshire Cable Communications Limited

21.	Birmingham Cable Limited

22.	M&NW Network II Limited

23.	Telewest Communications (South East) Partnership

24.	Virgin Media Business Limited (Imminus)

25.	Telewest Communications (M&NW) Limited

26.	ntl Glasgow

27.	Eurobell (South West) Limited

28.	Telewest Communications (Scotland Holdings) Limited

29.	Virgin Media SFA Finance Limited

30.	Virgin Media Secured Finance Plc

31.	Virgin Media Investments Ltd

32.	NTL Cablecomms Group Ltd

33.	ntl (B) Limited

34.	ntl National Networks Limited

II-1

Schedule III - Entities Not Wholly Owned

1.	AboveNet, Inc – (Delaware) (Under 1%)

2.	Action Stations (2000) Limited (England) (92.50%)

3.	Aztec West Management Limited (England) (2.00%)

4.	Credo Reference Limited (England) (13.13%)

5.	Crystalvision Productions Limited (England) (50.00%)

6.	Flextech Homeshopping Limited (England) (80.00%)

7.	Flextech Living Health Limited (England) (30.00%)

8.	Florida Homeshopping Limited (England) (80.00%)

9.	Matchco Limited (England) (76.00%)

10.	Mayfair Way Management Limited (England) (83.33%)

11.	Silverlink Business Management Limited (England)(3.23%)

12.	Smashedatom Limited (England) (60.00%)

13.	The Capstan Centre Management Company Limited (England) (2.63%)

14.	The Shannon Commercial Centre (Management Company) Limited (England) (10.00%)

15.	Travel Technology Initiative Limited (England) (7.69%)

16.	Wren Homes Group PLC (England) (Under 1%)

III-1

ANNEX I

TIME OF SALE INFORMATION

Final Pricing Term Sheet, dated October 25, 2012, containing the terms of the securities, substantially in the form of Annex II

Electronic road show dated October 24, 2012

A-I-1

ANNEX II

FINAL PRICING TERM SHEET

Dollar Notes

Issuer:	Virgin Media Finance PLC
Guarantors:

Virgin Media Inc.

Virgin Media Group LLC

Virgin Media Holdings Inc.

Virgin Media (UK) Group, Inc.

Virgin Media Communications Limited

Virgin Media Investment Holdings Limited

Virgin Media Investments Limited

Security Description:	Senior Notes
Distribution:	SEC registered
Aggregate Principal Amount:	$900,000,000
Gross Proceeds:	$900,000,000
Net proceeds (before expenses):	$893,025,000
Maturity:	February 15, 2022
Coupon:	4.875%
Offering Price:	100.000%
Yield to Maturity:	4.875%
Spread to Treasury:	+317 basis points
Benchmark Treasury:	UST 2% due February 15, 2022
Interest Payment Dates:	February 15 and August 15, commencing February 15, 2013
Redemption Provisions:
Make-Whole Call	In whole or in part, at any time by paying a make-whole premium at a discount rate of Treasury plus 50 basis points
Trade Date:	October 25, 2012
Settlement:	October 30, 2012 (T+3)
CUSIP:	92769VAD1
ISIN:	US92769VAD10
Denominations:	$US200,000 minimum; $1,000 increments
Ratings:	Ba2/BB-/BB+

Physical Bookrunners:	J.P. Morgan Securities LLC Goldman, Sachs & Co.

Joint Bookrunners:

BNP Paribas Securities Corp.

Crédit Agricole Corporate and Investment Bank

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

Lloyds TSB Bank plc

Merrill Lynch, Pierce, Fenner & Smith Incorporated

RBS Securities Inc.

UBS Securities LLC

A-II-1

ANNEX II

Sterling Notes

Issuer:	Virgin Media Finance PLC
Guarantors:

Virgin Media Inc.

Virgin Media Group LLC

Virgin Media Holdings Inc.

Virgin Media (UK) Group, Inc.

Virgin Media Communications Limited

Virgin Media Investment Holdings Limited

Virgin Media Investments Limited

Security Description:	Senior Notes
Distribution:	SEC registered
Aggregate Principal Amount:	£400,000,000
Gross Proceeds:	£400,000,000
Net Proceeds (before expenses):	£396,900,000
Maturity:	February 15, 2022
Coupon:	5.125%
Offering Price:	100.000%
Yield to Maturity:	5.125%
Spread to Benchmark:	+339 basis points
Benchmark:	Gilt 4.00% due March 7, 2022
Interest Payment Dates:	February 15 and August 15, commencing February 15, 2013
Redemption Provisions:
Make-Whole Call	In whole or in part, at any time by paying a make-whole premium at a discount rate of Gilts plus 50 basis points
Trade Date:	October 25, 2012
Settlement:	October 30, 2012 (T+3)
Common Code:	085023659
ISIN:	XS0850236596
Denominations:	£100,000 minimum; £1,000 increments
Ratings:	Ba2/BB-/BB+

Physical Bookrunners:	Goldman Sachs International J.P. Morgan Securities plc

Joint Bookrunners:	BNP Paribas Crédit Agricole Corporate and Investment Bank Deutsche Bank AG, London Branch HSBC Bank plc Lloyds TSB Bank plc Merrill Lynch International RBS Securities Inc. UBS Limited

Additional Information:	The Capitalization in the prospectus supplement will reflect the offering of $900,000,000 4.875% Senior Notes due 2022 and £400,000,000 5.125% Senior Notes due 2022, no drawings under our revolving credit facility, a modest increase in cash on hand and the purchase of all our outstanding Senior Notes due 2016 and $250 million aggregate principal amount of our Senior Notes due 2019 together with applicable premiums pursuant to the tender offer and any redemption of our Senior Notes. The Company will likely draw on its revolving credit facility in connection with the cancellation of related swaps.

A-II-2

ANNEX II

Use of Proceeds:

We estimate that the net proceeds of this offering will be approximately $1,526.1 million, utilizing the exchange rate at October 22, 2012 of $1.6011 per £1.00, after deducting the underwriters’ discount and estimated offering expenses.

We intend to use the net proceeds of this offering to repurchase all of our 2016 Senior Notes and $250 million of our 2019 Senior Notes. The 2016 Senior Notes were issued in July 2009, will mature on August 15, 2016 and comprise U.S. dollar denominated 9.5% senior notes due 2016 with an aggregate principal amount outstanding of $850,000,000 and a Euro denominated 9.5% senior notes due 2016 with an aggregate principal amount outstanding of €180,000,000. The 2019 Senior Notes were issued in November 2009, will mature on October 15, 2019 and comprise US dollar denominated 8.375% senior notes due 2019 with an aggregate principal amount outstanding of $600,000,000 and sterling denominated 8.875% senior notes due 2019 with an aggregate principal amount outstanding of £350,000,000. The tender offer for the 2016 Notes and 2019 Notes remains open and continues to be subject to the terms and conditions of the tender offer. The Company intends to amend the tender offer for the 2019 Notes to lower the maximum tender amount to $250 million from its current maximum tender amount of $500 million. The Company intends to use the proceeds from this offering to finance the tender offer and any redemption of our 2016 Senior Notes. The Company will likely draw on its revolving credit facility in connection with the cancellation of related swaps.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect 1-800-245-8812.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

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ANNEX III

(1) Each Underwriter agrees it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company.

(2) Each Underwriter further represents, warrants and agrees that that: (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Service and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company or the Guarantors; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

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ANNEX IV

FORM OF OFFICER’S CERTIFICATE

The officer’s certificate of the Parent, dated the Closing Date, shall be to the effect that:

1. The representations and warranties of the Parent (as to itself, the Company and the Guarantors) contained in the Underwriting Agreement and required to be given on the date hereof are, to the best of my knowledge, after reasonable investigation, true and correct as of the date hereof.

2. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, (i) neither the Parent nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus any loss or interference with its businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which could have a material adverse effect on the condition, financial or otherwise, business, general affairs, management, financial position, stockholders’ equity or results of operations of the Parent and its subsidiaries taken as a whole; (ii) since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus neither the Parent nor any of its subsidiaries has entered into any transaction or agreement, other than in the ordinary course of business, that is material to the Parent and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Parent and its subsidiaries taken as a whole; (iii) since the respective dates of the information which is given in the capitalization table set forth in the Preliminary Prospectus Supplement and the Prospectus, including the notes thereto, there has not been any material change in the capital stock of the Parent or any of its subsidiaries or long-term debt of the Parent and its subsidiaries on a consolidated basis, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Parent on any class of capital stock; and (iv) since the respective dates of the information which is given in the Registration Statement, the Time of Sale Information and the Prospectus there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Parent and its subsidiaries taken as a whole.

3. Each of the Company and the Guarantors has complied in all material respects with all of its agreements and satisfied all of the conditions on its part which are to be performed or satisfied by it pursuant to the Underwriting Agreement on or before the date hereof.

4. None of the Parent or any of its subsidiaries is in default in the performance or observance of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Parent or any of its subsidiaries is a party or by which the Parent or any of its subsidiaries is bound or to which any of the property or assets of the Parent or any of its subsidiaries is subject, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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ANNEX IV

5. After October 25, 2012 and on or before the date hereof, except for announced possible downgrades, negative outlooks or reviews prior to the date hereof and subsequent downgrades resulting therefrom, (i) no downgrading has occurred in the rating accorded the Parent’s or any of its subsidiaries’ debt securities, including the Securities, by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services, a division of The McGraw-Hill Company, Inc., (ii) no such organization has publicly announced that it has under surveillance or review its rating of any debt securities, including the Securities, of the Parent or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) and (iii) no such organization has publicly announced that the Parent or any of its subsidiaries has been placed on negative outlook.

All defined terms as used herein, unless otherwise defined, have the meanings assigned to them in the Underwriting Agreement.

By
Name:
Title:

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ANNEX V

[—]

and the several Underwriters

named in Schedules I-A and I-B to the Underwriting Agreement referred to below

Re:	Virgin Media Finance PLC

$[—] [—]% Senior Notes Due 20[—]

£[—] [—]% Senior Notes Due 20[—]

Ladies and Gentlemen:

We have acted as special U.S. counsel to Virgin Media Finance PLC, a public limited company organized under the laws of England and Wales (the “Company”), Virgin Media Inc., a Delaware corporation (the “Parent”), Virgin Media Group LLC, a Delaware limited liability company (“Virgin Media LLC”), Virgin Media Holdings Inc., a Delaware corporation (“Virgin Media Holdings”), Virgin Media (UK) Group, Inc., a Delaware corporation (“Virgin Media UK”), Virgin Media Communications Limited, a limited company organized under the laws of England and Wales (“Virgin Media Communications”, and together with the Parent, Virgin Media LLC, Virgin Media Holdings and Virgin Media UK, the “Senior Guarantors”), Virgin Media Investment Holdings Limited, a limited company organized under the laws of England and Wales (“VMIH”), and Virgin Media Investments Limited, a limited company organized under the laws of England and Wales (“VMIL” and, together with VMIH, the “Senior Subordinated Guarantors” and the Senior Subordinated Guarantors together with the Senior Guarantors, the “Guarantors”), in connection with the purchase by the several underwriters named in Schedules I-A and I-B to the Underwriting Agreement referred to below (the “Underwriters”) from the Company of $[—] aggregate principal amount of [—]% Senior Notes due 20[—] and £[—] aggregate principal amount of [—]% Senior Notes due 20[—] (together, the “Securities”) issued by the Company pursuant to the terms of the Underwriting Agreement dated as of [October 25, 2012] (the “Underwriting Agreement”) by and among the Company, the Guarantors and the Representatives of the several Underwriters.

The Securities are to be issued under an indenture, dated as of [October 30, 2012] (the “Indenture”), among [the Company, the Guarantors, The Bank of New York Mellon, as Trustee and Paying Agent (the “Trustee”) and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent.] The Parent, Virgin Media LLC, Virgin Media Holdings and Virgin Media UK, collectively, are referred to herein as the “U.S. Guarantors”.

This opinion is being delivered to you pursuant to Section 7(d) of the Underwriting Agreement. Capitalized terms used, and not otherwise defined, in this opinion letter have the respective meanings set forth in the Underwriting Agreement.

In rendering the opinions expressed below, we have investigated such questions of law, examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records and agreements and other instruments, certificates of

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public officials, certificates of officers and representatives of the Company and the Guarantors and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, including the following:

(i) the registration statement on Form S-3, File No. 333-179725, filed by the Company and the Guarantors under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on February 27, 2012 (the “Registration Statement”) (including the information, if any, deemed pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act to be part of and included in the Registration Statement);

(ii) the preliminary prospectus supplement relating to the Securities, dated October [24], 2012 and filed with the Commission (the “Preliminary Prospectus Supplement”);

(iii) the pricing term sheet in relation to the Securities, dated October [25], 2012 and filed with the Commission (the “Pricing Disclosures”);

(iv) the final prospectus supplement relating to the Securities, dated October [25], 2012 and filed with the Commission (the “Final Prospectus Supplement”);

(v) the Underwriting Agreement;

(vi) the Indenture; and

(vii) the form of the Securities and the guarantees to be issued by the Guarantors under the Indenture (the “Guarantees”).

We have also examined certificates of public officials confirming the existence and good standing of each U.S. Guarantor dated [—], 2012. The documents referred to in items (v), (vi) and (vii) above are referred to herein collectively as the “Documents.” The base prospectus included in the Registration Statement (the “Base Prospectus”), the Preliminary Prospectus Supplement and the Pricing Disclosures are collectively referred to herein as the “Disclosure Package” and the Base Prospectus and Final Prospectus Supplement are collectively referred to herein as the “Final Prospectus”.

In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. We have relied upon representations and certifications as to factual matters by officers and representatives of the Company and the Guarantors and other appropriate persons (including but not limited to, the officer’s certificate of the Parent furnished to us (the “Officer’s Certificate”)), and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein, statements contained in the Disclosure Package and the Registration Statement and the representations made by the Underwriters, the Company and the Guarantors in or pursuant to the Underwriting Agreement.

To the extent it may be relevant to the opinions expressed herein, we have assumed that (i) the parties to the Documents (other than the U.S. Guarantors) are validly

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existing and in good standing under the laws of their respective jurisdictions of organization, have the power and authority to execute and deliver the Documents, perform their obligations thereunder and to consummate the transactions contemplated thereby; (ii) the Documents have been duly authorized, executed and delivered by, and constitute valid and binding obligations of, the parties thereto (other than as expressly addressed in the opinions below as to the Company and the Guarantors) enforceable against such parties in accordance with their terms; (iii) such parties (other than as expressly addressed in the opinions below as to the Company and the Guarantors) will comply with all laws applicable thereto; and (iv) the Securities have been duly authenticated and delivered by the Trustee against payment therefor in accordance with the Underwriting Agreement.

Based upon and subject to the foregoing, and subject also to the assumptions and qualifications set forth below, and having regard to legal considerations we deem relevant, we are of the opinion that:

1. Each of the Parent, Virgin Media Holdings and Virgin Media UK is a corporation validly existing in good standing under the laws of the State of Delaware.

2. Each U.S. Guarantor has the requisite power and authority under, with respect to the Parent, Virgin Media Holdings and Virgin Media UK, the Delaware General Corporation Law or, with respect to Virgin Media LLC, the Delaware Limited Liability Company Act, to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus.

3. The Parent has been qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the State of New York.

4. Virgin Media LLC is a limited liability company validly existing and in good standing under the laws of the State of Delaware.

5. Assuming the due authorization, execution and delivery of the Underwriting Agreement by the Company, VMIH, VMIL and Virgin Media Communications under English law, the Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

6. Assuming the due authorization, execution and delivery of the Indenture by the Company, VMIH, VMIL and Virgin Media Communications under English law, the Indenture has been duly authorized, executed and delivered by the Company and the Guarantors, and constitutes the legal, valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, or similar laws relating to or affecting creditors’ rights generally; and (b) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, (ii) concepts of materiality, reasonableness, good faith and fair dealing, (iii) possible judicial action giving effect to foreign governmental actions or foreign law and (iv) the waiver of defenses by the Guarantors in the Guarantees may be limited to principles of public policy in New York.

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7. Assuming the due authorization, execution, issuance and delivery of the Securities by the Company under English law, when authenticated by the Trustee under the Indenture and issued and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the Securities will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except in each case: (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws relating to or affecting creditors’ rights generally; and (b) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, (ii) concepts of materiality, reasonableness, good faith and fair dealing, (iii) possible judicial action giving effect to foreign governmental actions or foreign law and (iv) the waiver of defenses by the Guarantors in the Guarantees may be limited to principles of public policy in New York. In expressing such opinion we assume that the form of the Securities will conform to specimens of the Securities that we have examined. Each registered holder of the Securities will be entitled to the benefits of the Indenture.

8. Assuming the due authorization, execution and delivery of the Guarantees by VMIH, VMIL and Virgin Media Communications under English law, the Guarantees issued by the Guarantors have been duly authorized by the Guarantors and, when duly executed by the Guarantors and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement and the Indenture, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except in each case: (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws relating to or affecting creditors’ rights generally; and (b) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, (ii) concepts of materiality, reasonableness, good faith and fair dealing, (iii) possible judicial action giving effect to foreign governmental actions or foreign law and (iv) the waiver of defenses by the Guarantors in the Guarantees may be limited to principles of public policy in New York. In expressing such opinion we assume that the form of the Guarantees will conform to specimens of the Guarantees that we have examined. Each registered holder of the Guarantees will be entitled to the benefits of the Indenture.

9. Subject to the limitations and qualifications stated therein, the statements set forth in the Disclosure Package and the Final Prospectus under the caption “Material U.S. Federal Income Tax Considerations”, in each case to the extent that they purport to summarize the U.S. federal income tax laws referred to therein or legal conclusions with respect thereto, fairly summarize in all material respects the matters set forth therein.

10. The statements set forth in the Disclosure Package and the Final Prospectus under the caption “Description of Notes,” in each case insofar as such statements purport to summarize certain provisions of the Indenture and the Securities as of the date hereof, fairly summarize in all material respects such provisions.

11. The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act and became effective on February 27, 2012; each of the Preliminary Prospectus Supplement and the Final Prospectus Supplement was filed with the Commission pursuant to the appropriate subparagraph of Rule

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424(b) under the Securities Act on [October 24, 2012]and [October 26, 2012], respectively; no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceedings for that purpose or pursuant to Section 8A of the Securities Act have been instituted or threatened; and, to our knowledge, no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.

12. The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, in the form in which they were first filed with the Commission, appeared on their face to be appropriately responsive in all material respects to the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, in effect at the time of such filing, except that we express no opinion and make no statement as to the financial statements and other financial and accounting information and data and management’s report on the effectiveness of internal control over financial reporting included or incorporated by reference therein. In rendering this opinion we take no responsibility for the accuracy, completeness or fairness of the statements made in any of the incorporated documents.

13. No Governmental Approval is required for the Company or any of the Guarantors which, in our experience, is normally applicable to transactions of the type contemplated in the Underwriting Agreement and the Indenture, for the execution and delivery thereof, the offer, issuance and sale of the Securities and the Guarantees thereof or the consummation by the Company and the Guarantors of the transactions contemplated by the Underwriting Agreement, the Indenture, the Securities and the Guarantees, except for (i) the registration of the Securities and the Guarantees under the Securities Act, (ii) the qualification of the Indenture under the Trust Indenture Act, (iii) such consents or approvals as have been obtained and are in full force and effect, and (iv) such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws or by the Financial Industry Regulatory Authority (“FINRA”).

14. None of the execution and delivery by the Company and the Guarantors of, and the performance by the Company and the Guarantors of their respective obligations under, the Indenture, the Underwriting Agreement, the Securities and the Guarantees, the issuance and sale of the Guarantees to the Underwriters by the Guarantors pursuant to the Underwriting Agreement and the issuance and sale of the Securities to the Underwriters by the Company pursuant to the Underwriting Agreement (i) results in a breach or violation of the limited liability company agreement, certificate of incorporation or by-laws of any U.S. Guarantor or (ii) constitutes a breach or violation of, or a default under, (a) the terms of any agreement listed on Schedule 1 attached hereto, or (b) order or decree of any Governmental Authority or any Applicable Law which, in our experience, is normally applicable to transactions of the type contemplated in the Underwriting Agreement (this opinion being limited (x) in that we express no opinion with respect to any breach, default or violation not readily ascertainable from the face of any such agreement or court decree or order, or arising under or based upon any cross-default provision, insofar as it relates to a default under an agreement not referred to in clause (ii) of this paragraph or order or decree of any Governmental Authority not listed in the Officer’s Certificate, or arising under or based upon any covenant of a financial or numerical nature or requiring computation, and (y) in that we give no opinion in this paragraph with respect to any antifraud provisions of the U.S. federal or any state securities laws).

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15. Each of the Company and the Guarantors is not required to, and, immediately after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, the Company and the Guarantors will not be required to, register as an investment company under the Investment Company Act of 1940, as amended.

16. The Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement (other than the financial statements and related schedules and other financial data or information included therein, incorporated by reference therein or omitted therefrom, and the Statement of Eligibility and Qualification of the Trustee (Form T-1), as to which we express no opinion), in the form in which they were first filed with the Commission appeared on their face to be appropriately responsive in all material respects to the applicable requirements of the Securities Act, and the rules and regulations of the Commission thereunder; and the Indenture appears on its face to be appropriately responsive in all material respects to the applicable requirements of the Trust Indenture Act.

17. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Disclosure Package and the Final Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

For the purposes of this opinion, (i) the term “Applicable Law” means laws, rules and regulations of any Governmental Authority which, in our experience, are normally applicable to the type of transactions contemplated by the Underwriting Agreement, the Delaware General Corporation Law and the Delaware Limited Liability Company Act; (ii) the term “Governmental Authority“ means any United States federal or State of New York or Delaware administrative, judicial or other governmental agency, authority, tribunal or body; (iii) the term “Governmental Approval” means any consent, authorization, approval or order of, or registration, qualification or filing with, any Governmental Authority under Applicable Law; and (iv) the term “knowledge” means the current actual knowledge of the attorneys of our firm who are primarily actively involved in the representation of the Company.

The opinions set forth above are subject to the following qualifications:

A.	With respect to the opinions expressed in paragraphs 1, 3 and 4 above, we have relied solely upon certificates of public officials or upon confirmation via facsimile of good standing and valid existence provided by National Corporate Research, and our opinions in paragraphs 1, 3 and 4 are expressed as of the date set forth on such certificates or as of the time of the confirmation received via facsimile.

B.	With respect to the opinions expressed in paragraph 11 above, we have relied solely on oral or written advice of the staff of the Commission and oral statements from officers and representatives of the Company that no stop order suspending the effectiveness of the Registration Statement has been issued, that no proceedings for that purpose have been instituted or are pending or have been threatened by the Commission and that the Commission has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act.

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C.	Our opinions are subject to the effect of, and we express no opinion with respect to, the application of or compliance with, foreign or state securities or Blue Sky laws.

D.	Except to the extent set forth in paragraph 15 above, we express no opinion as to the Investment Company Act of 1940, as amended.

E.	We express no opinion as to compliance with the rules and regulations of FINRA or The Nasdaq Stock Exchange.

F.	We express no opinion as to the validity, binding effect or enforceability of any provision relating to indemnification, contribution or exculpation.

G.	We express no opinion as to the validity, binding effect or enforceability of any provision of the Documents:

(i)	related to (I) whether a United States federal or state court outside the State of New York would give effect to the choice of New York law in the Documents; (II) whether the federal courts of the United States could exercise jurisdiction over any action brought against the Company and Guarantors by any party not a "citizen" of any state for purposes of 28 U.S.C. § 1331 and 28 U.S.C. § 1332; (III) the enforceability of any provision to the extent such provision provides indemnity in respect of any loss sustained as the result of the conversion into United States dollars of a judgment or order rendered by a court or tribunal of any particular jurisdiction and expressed in a currency other than United States dollars; (IV) the enforceability in the United States of any waiver of immunity to the extent it applies to immunity acquired after the date of the relevant agreement; or (V) any waiver of forum non conveniens or similar doctrine with respect to proceedings in any court other than a court of the State of New York;

(ii)	specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement; and

(iii)	purporting to give any person or entity the power to accelerate obligations without any notice to the obligor.

H.

Provisions in the Guarantees and the Indenture that provide that the Guarantors' liability thereunder shall not be affected by (i) amendments to, or waivers of, provisions of documents governing the guaranteed obligations, (ii) other actions, events or circumstances that make more burdensome or otherwise change the obligations and liabilities of the Guarantors, or (iii) actions or failures to act on the part of the holders

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of the Securities or the Trustee, might not be enforceable if such amendments, waivers, actions, events, circumstances or failures to act change the essential nature of the terms and conditions of the obligation and guarantee of the Guarantors under the indenture.

(I)	We have assumed that consideration that is fair and sufficient to support the Guarantees of each Guarantor under the Indenture has been, and would be deemed by a court of competent jurisdiction to have been, duly received by each Guarantor.

In rendering the opinion expressed in paragraph 9 above in relation to the statements in the Disclosure Package and Final Prospectus under the caption “Material U.S. Federal Income Tax Considerations”, we have relied on the Internal Revenue Code of 1986, as amended (the “Code”), and applicable regulations, rulings and judicial decisions, in each case as in effect on the date hereof, and this opinion may be affected by amendments to the Code or to the regulations thereunder or by subsequent judicial or administrative interpretations thereof. Our opinion is not binding on the Internal Revenue Service or a court and there can be no assurance that the Internal Revenue Service or a court will not adopt a contrary position. We express no opinion as to tax matters other than as to the federal income tax laws of the United States.

To ensure compliance with Internal Revenue Service Circular 230, U.S. holders are hereby notified that: (a) any discussion of U.S. federal tax issues herein is not intended or written to be relied upon, and cannot be relied upon for the purpose of avoiding penalties that may be imposed on U.S. holders under the Code; (b) such discussion is written in connection with the promotion or marketing of the transactions or matters addressed therein; and (c) you should seek advice based on their particular circumstances from an independent tax advisor.

The foregoing opinions are limited to matters involving the law of the State of New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the federal law of the United States. This opinion is furnished to you in your capacity as Underwriters, and is solely for the benefit of the Underwriters in connection with the closing of the sale of the Securities under the Underwriting Agreement occurring today and may not be used, quoted, relied upon or otherwise referred to by any other person or for any other purpose without our express written consent in each instance, except that The Bank of New York Mellon, as Trustee, may rely on paragraphs 1 through 8, 13 and 14 of this opinion as if it had been directly addressed to them. We disclaim any obligation to update anything herein for events occurring after the date hereof.

Very truly yours,

Milbank, Tweed, Hadley & McCloy LLP

TP/ABP

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Schedule 1

1.	Equity Registration Rights Agreement, dated as of January 10, 2003, by and among NTL Incorporated and the stockholders listed on the signature pages thereto.

2.	Registration Rights Agreement, dated as of September 26, 2003, between NTL Incorporated and W.R. Huff Asset Management Co., L.L.C.

3.	Registration Rights Agreement, dated June 24, 2004, among Telewest Global, Inc., and Holders listed on the Signature pages thereto.

4.	Rights Agreement, dated March 25, 2004, between Telewest Global, Inc. and The Bank of New York, as Rights Agent.

5.	Amendment No. 1, dated as of October 2, 2005, to the Rights Agreement, dated as of March 25, 2004, among Telewest Global, Inc. and The Bank of New York, as Rights Agent.

6.	Amendment No. 2, dated as of March 3, 2006, to the Rights Agreement between Telewest Global, Inc. and The Bank of New York, as Rights Agent.

7.	Amendment No. 3, dated as of October 27, 2010, to the Rights Agreement, dated as of March 25, 2004, between Virgin Media Inc. and The Bank of New York Mellon.

8.	Indenture for 6.50% Convertible Senior Notes due 2016, dated as of April 16, 2008, between Virgin Media Inc. and The Bank of New York, as trustee (including form of 6.50% Convertible Senior Note due 2016).

9.	Registration Rights Agreement for 6.50% Convertible Senior Notes due 2016, dated as of April 16, 2008, between Virgin Media Inc. and Goldman, Sachs & Co., Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc.

10.	Indenture, dated as of June 3, 2009, among Virgin Media Inc., Virgin Media Finance PLC, Virgin Media Group LLC, Virgin Media Holdings Inc., Virgin Media (UK) Group, Inc., Virgin Media Communications Limited, Virgin Media Investment Holdings Limited, The Bank of New York Mellon as trustee and paying agent and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg paying agent.

11.	Indenture, dated as of November 9, 2009, among Virgin Media Inc., Virgin Media Finance PLC, Virgin Media Group LLC, Virgin Media Holdings Inc., Virgin Media (UK) Group, Inc., Virgin Media Communications Limited, Virgin Media Investment Holdings Limited, The Bank of New York Mellon as trustee and paying agent and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg paying agent.

12.	First Supplemental Indenture, dated as of December 30, 2009, among Virgin Media Finance PLC, the Guarantors (as defined in the Indenture), Virgin Media Investments Limited, and The Bank of New York Mellon as trustee, to the Indenture dated as of November 9, 2009.

13.	First Supplemental Indenture, dated as of December 30, 2009, among Virgin Media Finance PLC, the Guarantors (as defined in the Indenture), Virgin Media Investments Limited, and The Bank of New York Mellon as trustee, to the Indenture dated as of June 3, 2009.

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14.	Indenture, dated as of January 19, 2010, among Virgin Media Secured Finance PLC, the guarantors party thereto, The Bank of New York Mellon as trustee and paying agent and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg paying agent.

15.	First Supplemental Indenture, dated as of April 19, 2010, among Virgin Media SFA Finance Limited, Virgin Media Secured Finance PLC and The Bank of New York Mellon as trustee.

16.	Second Supplemental Indenture, dated as of May 17, 2010, among General Cable Investments Limited, NTL Funding Limited, Telewest Communications Holdco Limited, VM Sundial Limited, Virgin Media Secured Finance PLC and The Bank of New York Mellon as trustee.

17.	Third Supplemental Indenture, dated as of June 10, 2010, among Telewest Communications (Cumbernauld) Limited, Telewest Communications (Dumbarton) Limited, Telewest Communications (Falkirk) Limited, Telewest Communications (Glenrothes) Limited, Barnsley Cable Communications Limited, Doncaster Cable Communications Limited, Halifax Cable Communications Limited, Wakefield Cable Communications Limited, Virgin Media Secured Finance PLC and The Bank of New York Mellon as trustee.

18.	Fourth Supplemental Indenture, dated as of February 18, 2011, among VMWH Limited, Virgin Media Secured Finance PLC and The Bank of New York Mellon as trustee.

19.	Release of Note Guarantee, dated as of April 29, 2010, among Virgin Media Secured Finance PLC, Virgin Media Dover LLC and The Bank of New York Mellon as trustee.

20.	Release of Note Guarantee, dated as of June 10, 2010, among Virgin Media Secured Finance PLC, Virgin Media Television Rights Limited, Virgin Media Television Limited, Challenge TV, Bravo TV Limited, Living TV Limited, Trouble TV Limited and The Bank of New York Mellon as trustee.

21.	Release of Note Guarantee, dated as of September 20, 2010, among Virgin Media Secured Finance PLC, the companies listed in schedule 1 thereto and The Bank of New York Mellon as trustee.

22.	Release of Note Guarantee, dated as of February 15, 2011, among Virgin Media Secured Finance PLC, the companies listed in schedule 1 thereto and The Bank of New York Mellon as trustee.

23.	Release of Note Guarantee, dated as of February 18, 2011, among Virgin Media Secured Finance PLC, Telewest Communications Holdings Limited and The Bank of New York Mellon as trustee.

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24.	Indenture, dated as of March 3, 2011, among Virgin Media Secured Finance PLC, the guarantors party thereto, The Bank of New York Mellon as trustee and paying agent and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg paying agent.

25.	Indenture, dated as of March 13, 2012, among Virgin Media Secured Finance PLC, the guarantors party thereto, The Bank of New York Mellon as trustee and paying agent and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg paying agent.

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[—]

and the several Underwriters

named in Schedules I-A and I-B to the Underwriting Agreement referred to below

Re:	Virgin Media Finance PLC

$[—] [—]% Senior Notes Due 20[—]

£[—] [—]% Senior Notes Due 20[—]

Ladies and Gentlemen:

We have acted as special U.S. counsel to Virgin Media Finance PLC, a public limited company organized under the laws of England and Wales (the “Company”), Virgin Media Inc., a Delaware corporation (the “Parent”), Virgin Media Group LLC, a Delaware limited liability company (“Virgin Media LLC”), Virgin Media Holdings Inc., a Delaware corporation (“Virgin Media Holdings”), Virgin Media (UK) Group, Inc., a Delaware corporation (“Virgin Media UK”), Virgin Media Communications Limited, a limited company organized under the laws of England and Wales (“Virgin Media Communications”), Virgin Media Investment Holdings Limited, a limited company organized under the laws of England and Wales (“VMIH”), and Virgin Media Investments Limited, a limited company organized under the laws of England and Wales (“VMIL” and, together with the Parent, Virgin Media LLC, Virgin Media Holdings, Virgin Media UK, Virgin Media Communications and VMIH, the “Guarantors”), in connection with the purchase by the several underwriters named in Schedules I-A and I-B to the Underwriting Agreement referred to below (the “Underwriters”) from the Company of $[—] aggregate principal amount of [—]% Senior Notes due 20[—] and £[—] aggregate principal amount of [—]% Senior Notes due 20[—] (together, the “Securities”) issued by the Company pursuant to the terms of the underwriting agreement dated as of [October 25, 2012] (the “Underwriting Agreement”) by and among the Company, the Guarantors and the Representatives of the several Underwriters. We are furnishing this letter to you pursuant to Section 7(d) of the Underwriting Agreement. Capitalized terms used, but not defined, in this letter shall have the respective meanings set forth in the Underwriting Agreement.

Reference is made to:

(i) the registration statement on Form S-3, File No. 333-179725, filed by the Company and the Guarantors under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on February 27, 2012 (the “Registration Statement”) (including the information, if any, deemed pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act to be part of and included in the Registration Statement);

(ii) the preliminary prospectus supplement relating to the Securities, dated October [24], 2012 and filed with the Commission (the “Preliminary Prospectus Supplement”);

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(iii) the pricing term sheet in relation to the Securities, dated October [25], 2012 and filed with the Commission (the “Pricing Disclosures”); and

(iv) the final prospectus supplement relating to the Securities, dated [October 25, 2012] and filed with the Commission (the “Final Prospectus Supplement”).

The base prospectus included in the Registration Statement (the “Base Prospectus”), the Preliminary Prospectus Supplement and the Pricing Disclosures are collectively referred to herein as the “Disclosure Package” and the Base Prospectus and Final Prospectus Supplement are collectively referred to herein as the “Final Prospectus”.

As special U.S. counsel to the Company, we reviewed the Registration Statement, the Disclosure Package and the Final Prospectus prepared by the Company and Guarantors, we reviewed certain corporate records and documents furnished to us by the Company and Guarantors and we participated in discussions with representatives of the Company and Guarantors, independent registered public accountants for the Company and Guarantors and your representatives, regarding the Registration Statement, the Disclosure Package and the Final Prospectus and related matters. We note that we did not participate in the preparation of the documents incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, although we have reviewed such documents and considered the factual matters set forth therein as a part of the Registration Statement, the Disclosure Package and the Final Prospectus as of the dates set forth in this letter.

The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Disclosure Package or the Final Prospectus and we have not undertaken to verify independently any of such factual matters. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Disclosure Package and the Final Prospectus involve matters of a non-legal nature or foreign law. Accordingly, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Final Prospectus and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements except to the extent set forth in paragraphs 11 and 12 of our separate opinion letter to you dated the date hereof. In addition, we are not passing upon and do not assume any responsibility for ascertaining whether or when any of the Disclosure Package or the Final Prospectus was conveyed to any person for purposes of Rule 159 under the Securities Act.

On the basis of and subject to the foregoing we confirm to you that nothing has come to our attention that causes us to believe that:

(i) the Registration Statement, including any document incorporated by reference therein, (other than the financial statements and schedules and other financial and accounting information and data and management’s report on the effectiveness of internal control over financial reporting and that part of the Registration Statement that constitutes the Form T-1, as to which we express no belief and make no statement), as of its most recent effective date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

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(ii) the Disclosure Package, including any document incorporated by reference therein, (other than the financial statements and other financial and accounting information and data and management’s report on the effectiveness of internal control over financial reporting, as to which we express no belief and make no statement), as of the Time of Sale and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(iii) the Final Prospectus, including any document incorporated by reference therein, (other than the financial statements and other financial and accounting information and data and management’s report on the effectiveness of internal control over financial reporting, as to which we express no belief and make no statement), as of its date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This letter is furnished to you by us as special U.S. counsel to the Company and Guarantors, is solely for the benefit of the Underwriters in connection with the closing under the Underwriting Agreement of the sale of the Securities occurring today and may not be used, quoted, relied upon or otherwise referred to by any other person or for any other purpose without our express written consent in each instance. We disclaim any obligation to update anything herein for events occurring after the date hereof.

Very truly yours,

Milbank, Tweed, Hadley & McCloy LLP

TP/ABP

A-V-14

ANNEX VI

Form of Opinion of In-house Counsel

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, NY 10019

Merrill Lynch, Pierce, Fenner & Smith Incorporated

1 Bryant Park

New York, New York 10036

on behalf of themselves and as the representatives of the several Underwriters who are named in Schedule 1 to the Underwriting Agreement (collectively, the “Underwriters”).

Ladies and Gentlemen:

Issuance by Virgin Media Finance PLC (the “Company”) of

$500 million of 5.25% Senior Notes due 2022 (collectively, the “Securities”)

I am a Solicitor of the Supreme Court of England and Wales and in-house counsel for the United Kingdom operations of Virgin Media Inc. (the “Parent”), the Company’s indirect parent. I have been requested to provide this opinion in connection with the issue and sale of the Securities to the Underwriters pursuant to the agreement among the Underwriters, the Company and the Guarantors (as defined below) dated as of February 28, 2012 (the “Underwriting Agreement”).

The Parent will unconditionally guarantee the Securities as to payments of principal and interest (the “Parent Guarantee”). Virgin Media Group LLC, a Delaware limited liability company (“Virgin Media LLC”), Virgin Media Holdings Inc., a Delaware corporation (“Virgin Media Holdings”), Virgin Media (UK) Group, Inc., a Delaware corporation (“Virgin Media UK”), Virgin Media Communications Limited, a limited company organised under the laws of England and Wales (“Virgin Media Communications” and, together with Virgin Media LLC, Virgin Media Holdings and Virgin Media UK, the “Intermediate Guarantors”) will each unconditionally guarantee the Securities as to payments of principal and interest (the “Intermediate Guarantees”). Virgin Media Investment Holdings Limited, a limited company organised under the laws of England and Wales (“VMIH”) and Virgin Media Investments Limited, a limited company organized within the laws of England and Wales (“VMIL”, together with VMIH, the “Senior Subordinated Guarantors”) and will guarantee the Securities as to payments of principal and interest on a subordinated and conditional basis (the “Senior Subordinated Guarantees” and, together with the Parent Guarantee and the Intermediate Guarantees, the “Guarantees”). The Parent, the Intermediate Guarantors, VMIH and VMIL, collectively, shall be referred to herein as the “Guarantors”.

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1.	Defined Terms

Terms used in this opinion which are defined in the Underwriting Agreement shall have the respective meaning set forth in the Underwriting Agreement unless otherwise defined in this opinion.

Documents Examined

2.1	For the purposes of this opinion, I have examined a copy of the following documents:

(a)	an executed copy of the Underwriting Agreement;

(b)	the Indenture in relation to the Securities dated as of March 13, 2012;

(c)	the Securities and the Guarantees;

(d)	the Shelf Registration Statement in relation to the Securities dated 27 February 2012;

(e)	the final Prospectus Supplement prepared in connection with the offering of the Securities, dated February 28, 2012 (the “Prospectus Supplement”);

(f)	the Preliminary Prospectus Supplement prepared in connection with the offering of the Securities dated 28 February 2012 (the “Preliminary Prospectus Supplement”);

(g)	the Memorandum and Articles of Association of each of the Company, Virgin Media Limited, VMIH, VMIL, Virgin Media Communications, ntl (CWC) Limited, ntl Communications Services Limited, ntl Midlands Limited, Diamond Cable Communications Limited, ntl Rectangle Ltd, Flextech Broadband Limited, Telewest Limited, Telewest UK Limited, Telewest Communications Holdings Limited, Telewest Communications Networks Limited, Telewest Communications Group Limited and VMIH Sub Limited (each an “English Subsidiary” and collectively the “English Subsidiaries”);

(h)	the Register of Members and the Register of Charges of each of the English Subsidiaries; and

(i)	minutes of the meetings of the Board of Directors of, and company resolutions passed by, each of the English Subsidiaries in relation to the allotment and issue of their shares.

2.2	In rendering the opinion set forth herein, save as stated in this opinion, I have not examined any corporate or partnership records, contracts, instruments or other documents entered into by or affecting any of the English Subsidiaries.

2.3	The documents referred to in paragraphs 2.1 (a) to (c) (inclusive) above are hereinafter referred to as the “Documents”. The documents referred to in paragraph 2.1 (d) to (f) (inclusive) above are hereinafter referred to as the “Offering Documents”.

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3.	Assumptions

In giving this opinion, I have assumed:

(a)	that any documents dated the date hereof or dated earlier than the date hereof which I have examined and on which I place reliance, remain complete and accurate;

(b)	the genuineness of all signatures, stamps and seals, the conformity to the originals of all documents supplied to me as certified, photocopied, image-scanned or faxed copies and the authenticity and completeness of such documents;

(c)	the due authorisation, execution and delivery of the Documents and the Offering Documents by each of the parties thereto (including the Guarantors and the Company), and that the performance thereof is within the capacity and powers of each of them and that the Documents constitute legal, valid and binding obligations of each of the parties thereto enforceable against them in accordance with their respective terms;

(d)	that each of the Documents reviewed as drafts or forms are executed in the same form;

(e)	the absence of other arrangements between any of the parties to the Documents which modify or supersede any of the terms thereof;

(f)	that none of the parties is or will be seeking to achieve any purpose not apparent from the Documents and the Offering Documents;

(g)	that the Documents and the Offering Documents or the consummation by any of the Guarantors or the Company of the transactions contemplated thereby and the structure of the offering are not subsequently amended in a way that would affect the opinions contained in this opinion;

(h)	that any further searches at Companies House would not reveal any circumstances which would require an amendment to this opinion;

(i)	that any certificates, confirmations and other documents dated earlier than the date of this opinion and on which I have expressed reliance remain accurate and that there have been no variations to any such certificates, confirmations or other documents;

(j)	that the Securities have not been and will not be offered or sold to persons in the United Kingdom in contravention of any law, statute or regulation from time to time in force in the United Kingdom and that the Offering Documents have not been issued to or received by any person in the United Kingdom other than a person by whom such document may lawfully be received;

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(k)	that for the purposes of the opinion set forth in paragraph 4(d)(y), in the event that any person acquires an interest in the Company as a result of the execution and delivery, the offer, issue and sale of the Notes or the consummation by the Company of the transactions contemplated by the Documents and the Offering Documents, neither such person nor the status of any such person would cause any court or governmental agency or body of the United Kingdom having jurisdiction over the Company or any of its properties in the United Kingdom, including any license, authorisation or order of the UK Office of Communications (“Ofcom”), to consider whether such person or its status would violate or require the termination or material impairment of any license, authorisation, order, rule or regulation of any court or governmental agency or body of the United Kingdom; and

(l)	that any obligations contained in the Senior Credit Facility relating to the application of the use of proceeds of the offering will be fully complied with.

The opinions set out in this opinion are made with no knowledge of New York law nor Delaware law nor of the US Securities Exchange Act of 1934, the US Securities Act of 1933, US accounting principles, the rules and regulations of the US Securities and Exchange Commission or any other US federal or state law or rule or regulation.

4.	Opinion

Based upon the foregoing, and subject to any matters not disclosed to me, and subject to the qualifications set out below, I am of the opinion that under applicable laws in the United Kingdom at the date hereof:

(a)	each of the Company and the English Subsidiaries has been duly incorporated and is validly subsisting under the laws of the jurisdiction of its incorporation as a limited liability company;

(b)	each of the Company and the English Subsidiaries has the requisite corporate power and authority to own and lease its properties and conduct its business as described in the Offering Documents;

(c)	no consent, approval, authorisation or order of any court or governmental agency or body in the United Kingdom is required for the execution and delivery, the offer, issue and sale of the Securities or the consummation by any of the Guarantors or the Company of the transactions contemplated by the Documents and the Offering Documents;

(d)

the execution and delivery, the offer, issue and sale of the Securities or the consummation by any of the Guarantors or the Company, of the transactions contemplated by the Documents and the Offering Documents (x) will not conflict with or result in a breach or violation of, or change of control under, any of the terms or provisions of, or constitute a default under any agreement or other instrument listed and filed as an exhibit to an Exchange Act Report governed by the laws of England and Wales; and (y) will not result in any violation of, or any termination or material impairment of, any license,

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ANNEX VI

authorisation, order, rule or regulation known to me of any court or governmental agency or body of the United Kingdom having jurisdiction over the Company or any of the English Subsidiaries or any of their properties in the United Kingdom, including any license, authorisation, order, rule or regulation of Ofcom;

(e)	to my knowledge and save as disclosed in the Offering Documents, there is no material, pending or threatened action, suit or proceeding before any UK court or governmental agency, authority or body or any arbitrator to which any of the Parent, the Company or any of the English Subsidiaries is a party or to which any of their respective property is subject, the outcome of which, if determined adversely to the Parent, the Company or any of the English Subsidiaries, would have individually or in the aggregate a Material Adverse Effect (as defined in the Underwriting Agreement) and to the best of my knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(f)	all the issued shares of the Company and the English Subsidiaries have been duly allotted and issued and are fully paid and are owned by the Parent, directly or indirectly, in the proportions stated in the Offering Documents, free of any charges, security interest claims, liens or encumbrances except for:

(i)	those disclosed in the Offering Documents, including liens in respect of the Senior Credit Facility and the Existing Senior Secured Notes (as defined in the Prospectus Supplement);

(ii)	liens or deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and

(iii)	such other charges, security interest claims, liens or encumbrances as would not have a Material Adverse Effect (as defined in the Underwriting Agreement);

(g)	that each of the Parent, the Company and the English Subsidiaries, hold all material certificates, authorisations, licences and permits issued by appropriate regulatory authorities in the United Kingdom necessary for them to conduct their respective businesses in the United Kingdom as described in the Offering Documents;

(h)	that the descriptions of the laws and regulations in the United Kingdom set forth under the caption “Government Regulation – Regulation in the U.K.” in the Preliminary Prospectus Supplement and the Prospectus Supplement fairly summarise such matters in all material respects; and

(i)

that each of the Company and the English Subsidiaries is in compliance in all material respects with its Memorandum and Articles of Association and that none of the Company or the English Subsidiaries is in material default in the

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ANNEX VI

performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which it is a party, such as would have a Material Adverse Effect (as defined in the Underwriting Agreement).

5.	Qualifications

This opinion is subject to the following qualifications:

(a)	The Company and the English Subsidiaries only have the authority to carry on those businesses specified in the objects clause of their respective Memorandum of Association. While each of the Company and the English Subsidiaries would appear to have the necessary authority to carry on the businesses as described in the Offering Documents, it is a matter of fact and interpretation of that objects clause whether the actual conduct of its business falls within the scope of its authority. As to whether this is the case, no opinion is given, but based on my knowledge, I understand this to be the case.

(b)	In giving the opinion at 4(d) above, no opinion is given as to whether the offering, the issue and sale of the Securities, the execution and delivery of the Documents or the consummation of any of the transactions contemplated thereby, would:

(i)	be capable of being enforced within the United Kingdom; or

(ii)	other than as would be disclosed by an inspection of the documents referred to in this sub-paragraph result in any violation of the provisions of the Memoranda of Association or the Articles of Association of the Company or any of the English Subsidiaries.

(c)	In giving the opinion at 4(e) and 4 (i) above, I have relied on information brought to my attention or within my knowledge and on no other information.

(d)	The opinion at 4(f) above that the issued shares of the Company and the English Subsidiaries are free of any charges, security interest, claims, liens or encumbrances is given solely on the basis of my examination of the documents referred to at 2.1(h) above and 5(f) below and information brought to my attention or within my knowledge.

(e)	In giving the opinion at 4(g) above that the Parent, the Company, and the English Subsidiaries hold all material certificates, authorisations, licenses and permits to carry on the business as described in the Offering Documents, as to whether the actual activities of each of them falls within the scope of the activities described in the Offering Documents, I have relied on information brought to my attention or within my knowledge after due investigation.

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ANNEX VI

(f)	In giving the opinion at 4(e) and 4(f) above:

(i)	searches of the Charges Registers of the Company and the English Subsidiaries were conducted at Companies House for England and Wales on , 2012, the results of which are summarised in the Schedule. A chargee has 21 days to file a charge for inclusion on the Charges Register. Any debenture listed against a Subsidiary in the Schedule in favour of any bank (as security trustee) extends to include, as part of the charged property, the share capital in such Subsidiary by virtue of that Subsidiary’s holding company being party to the composite debenture arrangements. Although I am not aware of any additional charges to be registered, this opinion is given subject to any that might appear or be filed following this search date, and any that Companies House has failed to properly record;

(ii)	searches were conducted in England and Wales at the Bankruptcy and Companies Court (Thomas More Building, Second Floor) at the High Court, the Strand, London on [—] 2012, being the relevant jurisdiction of the Company and the English Subsidiaries in respect of winding up or similar petitions. Although I am not aware of any such petitions having been lodged, this opinion is given subject to any that might be lodged following these search dates.

6.	Benefit

This opinion is given for the sole benefit of the persons to whom it is addressed and is not to be relied upon or communicated to any other person or for any other purpose, nor is it to be quoted or made public in any way without our prior written consent.

7.	Governing Law

This opinion is governed by English Law.

Yours faithfully

Joanne Tillbrook
Director

SCHEDULE

Charges Register

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ANNEX VII

To the addressees listed in Schedule 1 hereto

Dear Sirs

Issue by Virgin Media Finance PLC (the “Issuer”) of up to US$[—] in aggregate principal amount of [—]% Senior Notes due 20[—] and up to £[—] in aggregate principal amount of [—]% Senior Notes due 20[—] (together, the “Notes”)

1.	Introduction and Interpretation

1.1	We have acted as English legal advisers to the Issuer and the entities listed in Schedule 2 hereto (the entities listed in Schedule 2 being the “English Guarantors”) in connection with the issue of the Notes by the Issuer and the guarantee of the Notes by (a) Virgin Media Inc, Virgin Media LLC, Virgin Media Holdings, Virgin Media UK (the “US Guarantors”) and (b) the English Guarantors.

1.2	We have been asked by the Issuer and the English Guarantors to deliver this opinion and have only taken instructions from them.

1.3	The Issuer and the English Guarantors are referred to herein collectively as the “Companies”, each of them being referred to herein as a “Company”.

2.	Documents and Enquiries

2.1	For the purposes of this opinion, we have examined:

(a)	the documents listed in Schedule 3 hereto (each a “Document” and, together, the “Documents”), with those documents referred to in:

(i)	paragraphs 1 to 4 of that Schedule being the “Opinion Documents”;

(ii)	paragraph 10 of that Schedule being the “Intercreditor Agreement”; and

(iii)	paragraphs 8 to 13 of that Schedule being the “Material English Documents”;

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MILBANK, TWEED, HADLEY & MCCLOY LLP

(b)	the base prospectus included in the Registration Statement and the Final Prospectus Supplement (the “Prospectus”);

(c)	the base prospectus included in the Registration Statement, the Preliminary Prospectus Supplement and the Term Sheet (the “Disclosure Information”);

(d)	a certified copy of the certificate of incorporation (and any certificate of change of name) and memorandum and articles of association of each Company;

(e)	a certified copy of an extract of the minutes of a meeting of the board of directors of each Company held on 22 October 2012; and

(f)	a certificate of an officer of each Company, dated on or prior to the date hereof, setting out the names and signatures of the persons authorised to execute the Opinion Documents on behalf of such Company.

2.2	We have today carried out a search in respect of each Company at the Companies Registry using the Companies House database (CH Direct). This search revealed no outstanding charges registered against any Company other than those charges listed in Schedule 6 hereto, no orders or resolutions for the winding up of any Company and no notice of the appointment of a receiver or administrator in respect of any Company. However, such searches are not conclusive, first because they do not reveal winding up petitions or petitions for administration orders and secondly because the requisite details of charges or notices may not be presented for filing (or filed) immediately.

2.3	In response to an enquiry that we made today, we have been informed by the Central Registry of Winding up Petitions that they have no record of the presentation of any winding up petition or High Court petition for an administration order in respect of any Company. However, the fact that there is no such record with such registry does not amount to confirmation that no such petition has been presented.

2.4	Except as stated above, for the purposes of this opinion we have not examined any contract, instrument or other document entered into by or affecting any party to any Document, nor have we examined any of the corporate records of, or made any other enquiries of or concerning, any such party.

3.	Opinions

Subject as mentioned below and to any matters that have not been disclosed to us, we are of the opinion that:

(a)	each Company is a private limited liability company (other than the Issuer which is a public limited liability company) and is duly incorporated under the laws of England and Wales;

(b)	each Company has the power to execute and deliver each Opinion Document to which it is party and to exercise its rights and perform its obligations thereunder;

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MILBANK, TWEED, HADLEY & MCCLOY LLP

(c)	each Company has taken all corporate action required of it to authorise its execution and delivery of each Opinion Document to which it is party and the performance of its obligations and the exercise of its rights thereunder;

(d)	the issue of the Notes and the execution, delivery and performance by each Company of each Opinion Document to which it is party will not constitute a breach of (i) its memorandum and articles of association, (ii) any laws applicable to companies generally or (iii) the Material English Documents;

(e)	the Intercreditor Agreement constitutes valid, legally binding and enforceable obligations of each Company party to it;

(f)	the choice of the laws of the state of New York as the governing law of each Opinion Document is a valid choice of law to which effect would be given in any proceedings against a Company in the English courts;

(g)	the statements set forth in the Registration Statement, Disclosure Information and the Prospectus under the captions “Description of the Intercreditor Deeds”, “Description of Other Debt”, “Material United Kingdom Tax Considerations” and “Enforceability of Civil Liabilities” to the extent the same relates to matters of English law, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and true in all material respects;

(h)	no further acts, conditions or things (and, in particular, no consents, approvals, authorisations of, or registrations with, any English governmental agency or body) are required under English law to be done, fulfilled or performed in order to enable any Company lawfully to enter into, and exercise its rights or perform its obligations under, each Opinion Document to which it is party or to make each such Opinion Document admissible in evidence in the English courts; and

(i)	no stamp, registration or similar tax is payable in the United Kingdom in respect of any Opinion Document.

4.	Assumptions, Qualifications and Reservations

4.1	This opinion:

(a)	is issued on the basis of the assumptions mentioned in Schedule 4 hereto;

(b)	relates only to English law in force as at the date hereof and is to be governed by and construed in accordance with English law as at the date hereof;

(c)	is strictly limited to the matters stated herein and not to be read as extending by implication to any other matter; and

(d)	is otherwise subject to the qualifications and reservations mentioned in Schedule 5 hereto.

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MILBANK, TWEED, HADLEY & MCCLOY LLP

4.2	We express no opinion on matters of fact or the exact interpretation that a court would give to any particular wording or technical expression in any Document and assume no obligation to advise anyone of any change in law that might affect the contents hereof.

5.	Addressees

This opinion:

(a)	is given solely for the addressees named in Schedule 1 hereto, except that The Bank of New York Mellon, as Trustee, may rely on this opinion as if it had been directly addressed to them;

(b)	may only be disclosed to others (i) with our prior written approval, (ii) if required by law or at the direction of a court or relevant regulatory authority or (iii) where disclosure is to a person subject to a duty of confidentiality and acting as a professional advisor of someone entitled to rely on it; and

(c)	may not be relied upon by anyone other than the persons for whose benefit it is given without our prior written agreement.

Yours faithfully

Milbank, Tweed, Hadley & McCloy LLP

(PWH/TP)

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MILBANK, TWEED, HADLEY & MCCLOY LLP

Schedule 1

ADDRESSEES

[—]

[—]

[—]

[—]

[—]

and the several Underwriters named in schedules I-A and I-B to the Underwriting Agreement referred to in paragraph 1 of Schedule 3 hereto.

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MILBANK, TWEED, HADLEY & MCCLOY LLP

Schedule 2

ENGLISH GUARANTORS

1.	Virgin Media Communications Limited

2.	Virgin Media Investment Holdings Limited

3.	Virgin Media Investments Limited

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MILBANK, TWEED, HADLEY & MCCLOY LLP

Schedule 3

DOCUMENTS

1.	The Underwriting Agreement, dated as of [25] October 2012, among the Issuer, the English Guarantors, the US Guarantors and [—] as Representatives of the several Underwriters (as each term is defined therein) (the “Underwriting Agreement”).

2.	The Indenture, dated as of [30] October 2012, among the Issuer, the English Guarantors, the US Guarantors, The Bank of New York Mellon, as Trustee and Paying Agent and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent (the “Indenture”).

3.	The guarantee of the Notes provided by the English Guarantors pursuant to section 11 of the Indenture.

4.	The Notes.

5.	The preliminary prospectus supplement in relation to the Notes, dated [24] October 2012 and filed with the United States Securities and Exchange Commission (the “Preliminary Prospectus Supplement”).

6.	The final prospectus supplement in relation to the Notes, dated [25] October 2012 and filed with the United States Securities and Exchange Commission (the “Final Prospectus Supplement”).

7.	The shelf registration statement filed with the United States Securities and Exchange Commission on [27] February 2012 (the “Registration Statement”).

8.	The facilities agreement dated 16 March 2010 between, among others the Issuer, Virgin Media Inc, certain other direct and indirect subsidiaries of the Parent as borrowers and/or guarantors, BNP Paribas London Branch, Deutsche Bank AG, London Branch, Crédit Agricole Corporate and Investment Bank, GE Corporate Finance Bank SAS, Goldman Sachs International, J.P. Morgan PLC, Lloyds TSB Corporate Markets, Merrill Lynch International, The Royal Bank of Scotland plc and UBS Limited as Bookrunners and Mandated Lead Arrangers, Deutsche Bank AG, London Branch as facility agent and security trustee, and the financial and other institutions named therein as lenders (as each term is defined therein).

9.	The B Facility Accession Deed, dated 12 April 2010, among Deutsche Bank AG, London Branch as Facility Agent, Deutsche Bank AG, London Branch as B Facility Lender and Virgin Media Investment Holdings Limited (as each term is defined therein).

10.	The high yield intercreditor deed dated 13 April 2004, as amended and restated on 30 December 2009, between Virgin Media Finance PLC, Virgin Media Investment Holdings Limited, the Original High Yield Guarantor, Deutsche Bank AG, London Branch as the Original Security Trustee and the Original Facility Agent, The Bank of New York Mellon as the Original High Yield Trustee and the entities named therein as Senior Lenders, Intergroup Debtors and Intergroup Creditors (as each term is defined therein).

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11.	The Barclays intercreditor agreement dated 3 March 2006 between, among others, Yorkshire Cable Communications Limited, Sheffield Cable Communications Limited, Yorkshire Cable Properties Limited, Cable London Limited, Barclays Bank PLC and Deutsche Bank AG, London Branch as Security Trustee (as defined therein).

12.	The Group intercreditor deed dated 3 March 2006, as amended and restated on 13 June 2006, 10 July 2006, 31 July 2006, 15 May 2008, 30 October 2009 and 19 January 2010 between Deutsche Bank AG, London Branch as the Original Security Trustee and the Original Facility Agent and the entities named therein as Original Senior Borrowers, Original Senior Guarantors, Original Senior Lenders, Existing Hedge Counterparties, Intergroup Debtors and Intergroup Creditors (each as defined therein).

13.	The Accession Deed, dated [—] 2012, among Deutsche Bank AG, London Branch as Facility Agent and The Bank of New York Mellon as High Yield Trustee (each as defined therein).

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Schedule 4

ASSUMPTIONS

For the purposes of this opinion, we have assumed that each of the following statements is true:

1.	All signatures, stamps and seals on all documents that we have examined are genuine, all original such documents are authentic and complete and all copies of all such documents are complete and conform to the originals.

2.	Each party to each Document (other than each Company in respect of each Opinion Document):

(a)	has the capacity, power and authority to enter into, and to exercise its rights and perform its obligations under, such Document;

(b)	has duly executed and delivered such Document; and

(c)	has obtained all consents and the like required in connection therewith.

3.	The parties to the Documents have satisfied themselves as to the accuracy and suitability of all elements of each mathematical expression, formula or ratio contained therein.

4.	Each Opinion Document constitutes valid, legally binding and enforceable obligations of each Company and each of the other parties thereto under the law by which it is expressed to be governed, and the choice of that law as the governing law of such Opinion Document is a valid and effective choice under the governing law of such Opinion Document.

5.	The Intercreditor Agreement constitutes valid, legally binding and enforceable obligations of the parties thereto (other than the Companies).

6.	No petitions have been presented, resolutions passed or other steps taken for the winding up of any Company or for the appointment of an administrator, receiver or administrative receiver in relation to any Company.

7.	No Company was unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 at the time at which it entered into any Opinion Document, nor did any Company become so unable in consequence of so doing.

8.	All things that could have been revealed by the searches and enquiries referred to in paragraph 2 of this opinion were in fact so revealed and all information that we obtained as a result of such searches and enquiries was and remains true, complete and accurate in all respects.

9.	Each board meeting referred to in paragraph 2 of this opinion was duly convened and conducted and the resolutions passed at each such board meeting were passed by the directors of the relevant Company (having made all requisite disclosures) acting in good faith and to promote the success of that Company for the benefit of its members as a whole and have been neither amended nor rescinded.

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10.	Each shareholder resolution referred to in paragraph 2 of this opinion was duly passed and has been neither amended nor rescinded.

11.	Each certificate referred to in paragraph 2.1(f) of this opinion is accurate.

12.	There has been no fraud, bad faith, coercion, duress, misrepresentation or undue influence with respect to matters connected with any Opinion Document.

13.	None of the Opinion Documents is an agreement to which either section 26(1) or Section 27(1) of the Financial Services and Markets Act 2000 (the “FSMA”) applies (concerning agreements made by or through unauthorized persons) and that none of the Opinion Documents nor any transactions, agreements or documents contemplated thereby (including, but without limitation, the issue of the Notes) has been, or will be, entered into in the course of carrying on regulated activities in the United Kingdom in breach of Section 19 of the FSMA or in the course of or in consequence of the communication of an invitation or inducement to engage in investment activity in breach of Section 21 of the FSMA.

14.	The Preliminary Prospectus Supplement, the Final Prospectus Supplement, the Underwriting Agreement and any other document in respect of the Notes constituting the communication of an invitation or inducement to engage in investment activity has only been communicated or caused to be communicated, and will only be communicated or caused to be communicated, in circumstances in which the provisions of Section 21 of the FSMA does not apply.

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Schedule 5

QUALIFICATIONS AND RESERVATIONS

This opinion is subject to the qualifications and reservations detailed in the statements set forth below, which statements identify a number of rules of general application that may affect the rights and obligations of the parties to a contract governed by a law other than English law in the context of legal proceedings in England in relation to that contract. The term “enforceable” as used herein in relation to an obligation means that it is one in respect of the breach of which the English courts will grant a remedy, not that it is necessarily capable of being enforced in all circumstances in accordance with its terms.

1.	The interpretation of English contracts is the ascertainment of the meaning which the document would convey to a reasonable person having all the background knowledge which would reasonably have been available to the parties in the situation in which they were at the time of the contract. The English courts’ approach to the construction of contracts is an evolving one and is currently generally regarded as being more commercial and purposive than literal. We are aware of a number of cases where the courts have arrived at conclusions which would not have been apparent on a plain reading of the relevant document. Accordingly, although this letter sets out our considered opinion on the interpretation of the Opinion Documents and the other documents listed at paragraph 2 of this opinion, you should not assume that the English courts will necessarily arrive at the same conclusions.

2.	The enforceability of contracts and the rights and obligations of the parties thereto may be affected by limitations and restrictions arising from insolvency, liquidation, bankruptcy, reorganisation, administration and other laws affecting the enforcement of creditors’ rights generally. In this context, we would mention (in particular) that transactions at an undervalue and preferences given within defined periods before the onset of insolvency (as well as transactions defrauding creditors) may be set aside under the Insolvency Act 1986 and transactions may be cut down on the grounds of public policy where they are intended to avoid basic insolvency principles such as mandatory set–off.

3.	Remedies such as specific performance and injunctions will not usually be available in relation to contracts governed by English law where damages would be an adequate alternative or where an obligation is supported by no (or merely nominal) consideration. It may be that an English court would conclude that the position with respect to a contract expressed to be governed by a law other than English law is the same, but the position is unclear.

4.	An undertaking to assume the liability for an insufficiency of UK stamp duty (or indemnifying against such liability or insufficiency) may be ineffective, as may a waiver of certain statutory rights.

5.	A judgment on an agreement, whether given in an English court or elsewhere, may be held to supersede the agreement with the result that obligations thereunder would not survive the judgment, even if specifically expressed to do so.

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6.	Whilst the English courts have the power to give judgment in a currency other than pounds sterling, they may decline to do so.

7.	A judgment of a foreign court is not of itself enforceable in England. However, a final and conclusive judgment of a foreign court for a fixed sum will generally be enforceable by separate action before the English courts if:

(a)	the foreign court had jurisdiction in relation to the dispute under English conflicts of laws rules (an express contractual submission to its jurisdiction being sufficient for these purposes);

(b)	the judgment was not obtained by fraud or in a manner that is contrary to natural justice; and

(c)	the relevant obligor received notice of the proceedings giving rise to the judgment and was afforded an adequate opportunity to present its defence,

unless such enforcement would be contrary to English public policy (as would be the case where it would involve the enforcement of foreign revenue, penal or other public laws).

8.	Although a court may sever an invalid provision of a contract in order to preserve the remaining provisions thereof (whether or not the contract itself contemplates such severance), it will not rewrite the contract, nor will it sever the provision if to do so would alter entirely the scope of the contract or produce an arrangement that is not itself a valid contract.

9.	A provision in an agreement to the effect that a calculation, determination, certification, opinion, statement of account or the like is to be conclusive and binding may be made subject to the requirement that it be made or given honestly, reasonably and in good faith.

10.	Obligations under a contract may be limited where the contract is found to have been frustrated by events occurring after it was made.

11.	Claims under a contract may become time–barred by statute and may be or become subject to defences of set–off, counterclaim and estoppel.

12.	Contracting parties may be taken to have waived their contractual rights by conduct inconsistent with the continuation of those rights despite statements in the contract to the effect that this will not be so.

13.	Prior representations, oral agreements and related agreements may be held to have been incorporated into a contract or to operate to modify its terms, and this notwithstanding provisions therein to the contrary.

14.	An English court may refuse to give effect to an indemnity in respect of costs incurred by an unsuccessful litigant or where the court has itself made an order for costs.

15.	An English court may stay proceedings before it where concurrent proceedings have been brought elsewhere or on the ground that another forum is a more appropriate one to determine the particular dispute.

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16.	An English court will be obliged to stay proceedings before it if concurrent proceedings involving the same cause of action have been brought in the courts of another member state of the European Union or the courts of certain other European countries.

17.	If an obligation under a contract is to be performed in a jurisdiction outside England and Wales, it may not be enforceable to the extent that such performance thereof would be illegal or contrary to public policy under the laws of that jurisdiction, and this even though the obligation is valid under the governing law of the contract.

18.	An express choice of the law of a particular country as the governing law of a contract will not, where all other elements relevant to the situation at the time of the choice are located in another country, prejudice the application of provisions of the law of that other country which cannot be derogated from by agreement.

19.	Where all other elements relevant to the situation at the time of the choice are located in one or more member states of the European Union, the parties’ choice of the law of another member state as the applicable law of a contract will not prejudice the application of provisions of the law of the European Union which cannot be derogated from by agreement.

20.	An English court may decline to give effect to a provision in a contract on the grounds that giving effect to the provision would be manifestly incompatible with English public policy.

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Schedule 6

OUTSTANDING REGISTERED CHARGES

1.	Virgin Media Finance PLC

[Note to Draft: Information below reflects registry searches made on 17 October 2012. Searches will be refreshed at closing]

Description: AN EQUITABLE CHARGE OF INTERCOMPANY RECEIVABLES

Person(s) Entitled: CREDIT SUISSE FIRST BOSTON

Created: 13/04/2004 Registered: 21/04/2004

Amount Secured: ALL MONIES DUE OR TO BECOME DUE FROM THE OBLIGORS OR ANY OF THEM TO THE SECURED PARTIES OR ANY OF THEM UNDER THE TERMS OF THE AFOREMENTIONED INSTRUMENT CREATING OR EVIDENCING THE CHARGE

Short Particulars: THE CHARGED RIGHTS

Description: A CHARGE OVER SHARES

Person(s) Entitled: DEUTSCHE BANK AG, LONDON BRANCH

Created: 15/04/2010 Registered: 27/04/2010

Amount Secured: ALL SUMS DUE OR TO BECOME DUE UNDER THE TERMS OF THE AFOREMENTIONED INSTRUMENT CREATING OR EVIDENCING THE CHARGE

Short Particulars: WITH FULL TITLE GUARANTEE AND AS A CONTINUING SECURITY FOR

THE PAYMENT AND DISCHARGE OF THE SECURED OBLIGATIONS, ALL ITS RIGHTS, TITLE AND INTEREST IN AND TO THE SHARES MEANING ANY SHARES IN THE CAPITAL OF VMIH

Description: CONFIRMATION DEED

Person(s) Entitled: DEUTSCHE BANK AG, LONDON BRANCH

Created: 15/04/2010 Registered: 29/04/2010

Amount Secured: ALL MONIES DUE OR TO BECOME DUE FROM THE OBLIGORS (OR ANY ONE OR MORE OF THEM) TO THE SENIOR FINANCE PARTIES (OR ANY ONE OR MORE OF THEM) ON ANY ACCOUNT WHATOSOVER UNDER THE TERMS OF THE AFOREMENTIONED INSTRUMENT CREATING OR EVIDENCING THE CHARGE

Short Particulars: THE CHARGOR ACKNOWLEDGES AND AGREES TO THE NEW SFA AND THE TRANSACTIONS CONTEMPLATED THEREBY AND CONFIRM ALL PAYMENT AND PERFORMANCE OBLIGATIONS CONTINGENT OR OTHERWISE AND UNDERTAKINGS ARISING UNDER OR IN CONNECTION WITH ITS RESPECTIVE AGREEMENTS, GUARANTEES, PLEDGES AND GRANTS OF ENCUMBRANCES UNDER AND SUBJECT TO THE TERMS OF THE GROUP INTERCREDITOR AGREEMENT AND EACH SECURITY DOCUMENT TO WHICH IT IS PARTY.

Description: ASSIGNMENT OF LOANS

Person(s) Entitled: DEUTSCHE BANK AG, LONDON BRANCH

Created: 15/04/2010 Registered: 05/05/2010

Amount Secured: ALL SUMS DUE OR TO BECOME DUE UNDER THE TERMS OF THE AFOREMENTIONED INSTRUMENT CREATING OR EVIDENCING THE CHARGE

Short Particulars: THE ASSIGNED RIGHTS BEING ALL RIGHTS UNDER AND IN RESPECT OF THE INTERCOMPANY INDEBTEDNESS

Description: CONFIRMATION DEED Person(s) Entitled: DEUTSCHE BANK AG, LONDON BRANCH

Created 03/03/2011 Registered 15/03/2011

Amount Secured :ALL MONIES DUE OR TO BECOME DUE TO THE SECURITY TRUSTEE, ALL MONIES DUE OR TO BECOME DUE FROM THE OBLIGORS (OR ANY ONE OR MORE OF THEM) TO THE SENIOR FINANCE PARTIES (OR ANY ONE OR MORE OF THEM) AND ALL MONIES DUE OR TO BECOME DUE FROM ALL OR ANY OF THE OBLIGORS TO THE HEDGE COUNTERPARTIES (OR ANY ONE OR MORE OF THEM) ON ANY ACCOUNT WHATSOEVER UNDER THE TERMS OF THE AFOREMENTIONED INSTRUMENT CREATING OR EVIDENCING THE CHARGE

Short Particulars: THE CHARGOR ACKNOWLEDGES AND AGREES TO THE ISSUANCE OF THE NEW NOTES, THE NEW GUARANTEES AND THE NEW INDENTURE AND THE TRANSACTIONS CONTEMPLATED THEREBY AND HEREBY CONFIRMS ALL PAYMENT AND PERFORMANCE OBLIGATIONS CONTINGENT OR OTHERWISE AND UNDERTAKINGS ARISING UNDER OR IN CONNECTION WITH ITS RESPECTIVE AGREEMENTS, GUARANTEES, PLEDGES AND GRANTS OF LIENS UNDER AND SUBJECT TO THE TERMS OF THE LIENS, THE GROUP INTERCREDITOR AGREEMENT AND EACH SECURITY DOCUMENT TO WHICH IT IS PARTY. SEE IMAGE FOR FULL DETAILS

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2.	Virgin Media Communications Limited

Description: SHARE PLEDGE

Person(s) Entitled: CHASE MANHATTAN INTERNATIONAL LIMITED

Created: 27/09/2001 Registered: 09/10/2001

Amount Secured: IN RESPECT OF EACH PLEDGOR ALL OBLIGATIONS OWING TO THE SECURED PARTIES OR TO THE SECOND SECURITY TRUSTEE (WHETHER FOR ITS OWN ACCOUNT OR AS TRUSTEE FOR THE SECURED PARTIES) BY SUCH PLEDGOR UNDER OR PURSUANT TO THE FINANCE DOCUMENTS WHETHER PRESENT OR FUTURE ACTUAL OR CONTINGENT (AND WHETHER INCURRED BY SUCH PLEDGOR ALONE OR JOINTLY AND WHETHER AS PRINCIPAL OR SURETY OR IN SOME OTHER CAPACITY) INCLUDING ANY LIABILITY IN RESPECT OF

ANY FURTHER ADVANCES MADE BY THE SECURED PARTIES UNDER THE FINANCE DOCUMENTS WHETHER PRESENT OR FUTURE ACTUAL OR CONTINGENT (AND WHETHER INCURRED SOLELY OR JOINTLY AND WHETHER AS PRINCIPAL OR AS SURETY OR IN SOME OTHER CAPACITY)

Short Particulars: THE PLEDGORS WHOLE RIGHT REVERSIONARY INTEREST AND BENEFIT IN AND TO ALL AND ANY PART OF THE PLEDGED PORTFOLIO AND ALL OTHER SECURITIES WHICH ARE HEREAFTER TRANSFERRED OR DELIVERED BY THE PLEDGOR IN ANY OF THE COMPANIES TO THE FIRST SECURITY TRUSTEE AS TRUSTEE FOR THE FIRST SECURED PARTIES OR TO THE SECOND SECURITY TRUSTEE AS TRUSTEE FOR THE SECURED PARTIES

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3.	Virgin Media Investment Holdings Limited

Description: A COMPOSITE DEBENTURE

Person(s) Entitled: DEUTSCHE BANK AG LONDON BRANCH

Created: 19/01/2010 Registered: 22/01/2010

Amount Secured: ALL MONIES DUE OR TO BECOME DUE TO THE CHARGEE FROM THE OBLIGORS (OR ANY ONE OR MORE OF THEM) TO THE SENIOR FINANCE PARTIES (OR ANY ONE OR MORE OF THEM) AND FROM ALL OR ANY OF THE OBLIGORS TO THE HEDGE COUNTERPARTIES (OR ANY ONE OR MORE OF THEM) ON ANY ACCOUNT WHATSOEVER UNDER THE TERMS OF THE AFOREMENTIONED INSTRUMENT CREATING OR EVIDENCING THE CHARGE

Short Particulars: FIXED AND FLOATING CHARGE OVER THE UNDERTAKING AND ALL PROPERTY AND ASSETS PRESENT AND FUTURE, INCLUDING GOODWILL, UNCALLED CAPITAL, BUILDINGS, FIXTURES, FIXED PLANT& MACHINERY

Description: A BLOCKED ACCOUNT CHARGE

Person(s) Entitled: DEUTSCHE BANK AG

Created: 09/02/2010 Registered: 11/02/2010

Amount Secured: ALL SUMS DUE OR TO BECOME DUE UNDER THE TERMS OF THE AFOREMENTIONED INSTRUMENT CREATING OR EVIDENCING THE CHARGE

Short Particulars: THE DEPOSIT

Description: CONFIRMATION DEED

Charge is Outstanding

Person(s) Entitled: DEUTSCHE BANK AG, LONDON BRANCH

Created: 15/04/2010 Registered: 29/04/2010

Amount Secured: ALL MONIES DUE OR TO BECOME DUE FROM THE OBLIGORS (OR ANY ONE OR MORE OF THEM) TO THE SENIOR FINANCE PARTIES (OR ANY ONE OR MORE OF THEM) ON ANY ACCOUNT WHATOSOVER UNDER THE TERMS OF THE AFOREMENTIONED INSTRUMENT CREATING OR EVIDENCING THE CHARGE

Short Particulars: THE CHARGOR ACKNOWLEDGES AND AGREES TO THE NEW SFA AND THE TRANSACTIONS CONTEMPLATED THEREBY AND CONFIRM ALL PAYMENT AND PERFORMANCE OBLIGATIONS CONTINGENT OR OTHERWISE AND UNDERTAKINGS ARISING UNDER OR IN CONNECTION WITH ITS RESPECTIVE AGREEMENTS, GUARANTEES, PLEDGES AND GRANTS OF ENCUMBRANCES UNDER AND SUBJECT TO THE TERMS OF THE GROUP INTERCREDITOR AGREEMENT AND EACH SECURITY DOCUMENT TO WHICH IT IS PARTY.

Description: COMPOSITE DEBENTURE

Person(s) Entitled: DEUTSCHE BANK AG, LONDON BRANCH

Created: 29/06/2010 Registered: 08/07/2010

Amount Secured: ALL MONIES DUE OR TO BECOME DUE TO THE CHARGEE, ALL MONIES DUE OR TO BECOME DUE FROM THE OBLIGORS (OR ANY ONE OR MORE OF THEM) TO THE SENIOR FINANCE PARTIES (OR ANY ONE OR MORE OF THEM) AND ALL MONIES DUE OR TO BECOME DUE FROM ALL OR ANY OF THE OBLIGORS TO THE HEDGE COUNTERPARTIES (OR ANY ONE OR MORE OF THEM) UNDER THE TERMS OF THE AFOREMENTIONED INSTRUMENT CREATING OR EVIDENCING THE CHARGE

Short Particulars: FIXED AND FLOATING CHARGE OVER THE UNDERTAKING AND ALL PROPERTY AND ASSETS PRESENT AND FUTURE, INCLUDING GOODWILL, UNCALLED CAPITAL, BUILDINGS, FIXTURES, FIXED PLANT & MACHINERY

Description: CONFIRMATION DEED

Person(s) Entitled: DEUTSCHE BANK AG, LONDON BRANCH

Created: 03/03/2011 Registered: 15/03/2011

Amount Secured: ALL MONIES DUE OR TO BECOME DUE TO THE SECURITY TRUSTEE, ALL MONIES DUE OR TO BECOME DUE FROM THE OBLIGORS (OR ANY ONE OR MORE OF THEM) TO THE SENIOR FINANCE PARTIES (OR ANY ONE OR MORE OF THEM) AND ALL MONIES DUE OR TO BECOME DUE FROM ALL OR ANY OF THE OBLIGORS TO THE HEDGE COUNTERPARTIES (OR ANY ONE OR MORE OF THEM) ON ANY ACCOUNT WHATSOEVER UNDER THE TERMS OF THE AFOREMENTIONED INSTRUMENT CREATING OR EVIDENCING THE CHARGE

Short Particulars:

THE CHARGOR ACKNOWLEDGES AND AGREES TO THE ISSUANCE OF THE NEW NOTES, THE NEW GUARANTEES AND THE NEW INDENTURE AND THE TRANSACTIONS CONTEMPLATED THEREBY AND HEREBY CONFIRMS ALL PAYMENT AND PERFORMANCE OBLIGATIONS CONTINGENT OR OTHERWISE AND UNDERTAKINGS ARISING UNDER OR IN CONNECTION WITH ITS RESPECTIVE

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AGREEMENTS, GUARANTEES, PLEDGES AND GRANTS OF LIENS UNDER AND SUBJECT TO THE TERMS OF THE LIENS, THE GROUP INTERCREDITOR AGREEMENT AND EACH SECURITY DOCUMENT TO WHICH IT IS PARTY.

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4.	Virgin Media Investments Limited

Description: AMENDMENT AND RESTATEMENT

Person(s) Entitled: DEUTSCHE BANK AG LONDON BRANCH

Created: 19/01/2010 Registered: 22/01/2010

Amount Secured: ALL MONIES DUE OR TO BECOME DUE TO THE CHARGEE FROM THE OBLIGORS (OR ANY ONE OR MORE OF THEM) TO THE SENIOR FINANCE PARTIES (OR ANY ONE OR MORE OF THEM) ON ANY ACCOUNT WHATSOEVER AND FROM ALL OR ANY OF THE OBLIGORS TO THE RESTRUCTURING SWAP COUNTERPARTIES AND/OR THE EXISTING HEDGE COUNTERPARTIES UNDER THE TERMS OF THE AFOREMENTIONED INSTRUMENT CREATING OR EVIDENCING THE CHARGE

Short Particulars: 400,000 SHARES (PARTS SOCIALES) OF THE COMPANY HAVING A PAR

VALUE OF GPB1

Description: A COMPOSITE DEBENTURE

Person(s) Entitled: DEUTSCHE BANK AG LONDON BRANCH

Created: 19/01/2010 Registered: 22/01/2010

Amount Secured: ALL MONIES DUE OR TO BECOME DUE TO THE CHARGEE FROM THE OBLIGORS (OR ANY ONE OR MORE OF THEM) TO THE SENIOR FINANCE PARTIES (OR ANY ONE OR MORE OF THEM) AND FROM ALL OR ANY OF THE OBLIGORS TO THE HEDGE COUNTERPARTIES (OR ANY ONE OR MORE OF THEM) ON ANY ACCOUNT WHATSOEVER UNDER THE TERMS OF THE AFOREMENTIONED INSTRUMENT CREATING OR EVIDENCING THE CHARGE

Short Particulars: FIXED AND FLOATING CHARGE OVER THE UNDERTAKING AND ALL PROPERTY AND ASSETS PRESENT AND FUTURE, INCLUDING GOODWILL, UNCALLED CAPITAL, BUILDINGS, FIXTURES, FIXED PLANT & MACHINERY

Description: CONFIRMATION DEED

Person(s) Entitled: DEUTSCHE BANK AG, LONDON BRANCH

Created: 15/04/2010 Registered: 29/04/2010

Amount Secured: ALL MONIES DUE OR TO BECOME DUE FROM THE OBLIGORS (OR ANY ONE OR MORE OF THEM) TO THE SENIOR FINANCE PARTIES (OR ANY ONE OR MORE OF THEM) ON ANY ACCOUNT WHATOSOVER UNDER THE TERMS OF THE AFOREMENTIONED INSTRUMENT CREATING OR EVIDENCING THE CHARGE

Short Particulars: THE CHARGOR ACKNOWLEDGES AND AGREES TO THE NEW SFA AND THE TRANSACTIONS CONTEMPLATED THEREBY AND CONFIRM ALL PAYMENT AND PERFORMANCE OBLIGATIONS CONTINGENT OR OTHERWISE AND UNDERTAKINGS ARISING UNDER OR IN CONNECTION WITH ITS RESPECTIVE AGREEMENTS, GUARANTEES, PLEDGES AND GRANTS OF ENCUMBRANCES UNDER AND SUBJECT TO THE TERMS OF THE GROUP INTERCREDITOR AGREEMENT AND EACH SECURITY DOCUMENT TO WHICH IT IS PARTY.

Description: COMPOSITE DEBENTURE

Person(s) Entitled: DEUTSCHE BANK AG, LONDON BRANCH

Created: 29/06/2010 Registered: 08/07/2010

Amount Secured: ALL MONIES DUE OR TO BECOME DUE TO THE CHARGEE, ALL MONIES DUE OR TO BECOME DUE FROM THE OBLIGORS (OR ANY ONE OR MORE OF THEM) TO THE SENIOR FINANCE PARTIES (OR ANY ONE OR MORE OF THEM) AND ALL MONIES DUE OR TO BECOME DUEFROM ALL OR ANY OF THE OBLIGORS TO THE HEDGE COUNTERPARTIES (OR ANY ONE OR MORE OF THEM) UNDER THE TERMS OF THE AFOREMENTIONED INSTRUMENT CREATING OR EVIDENCING THE CHARGE

Short Particulars: FIXED AND FLOATING CHARGE OVER THE UNDERTAKING AND ALL PROPERTY AND ASSETS PRESENT AND FUTURE, INCLUDING GOODWILL, UNCALLED CAPITAL, BUILDINGS, FIXTURES, FIXED PLANT & MACHINERY

Description: CONFIRMATION DEED

Person(s) Entitled: DEUTSCHE BANK AG, LONDON BRANCH

Created: 03/03/2011 Registered: 15/03/2011

Amount Secured: ALL MONIES DUE OR TO BECOME DUE TO THE SECURITY TRUSTEE, ALL MONIES DUE OR TO BECOME DUE FROM THE OBLIGORS (OR ANY ONE OR MORE OF THEM) TO THE SENIOR FINANCE PARTIES (OR ANY ONE OR MORE OF THEM) AND ALL MONIES DUE OR TO BECOME DUE FROM ALL OR ANY OF THE OBLIGORS TO THE HEDGE COUNTERPARTIES (OR ANY ONE OR MORE OF THEM) ON ANY ACCOUNT WHATSOEVER UNDER THE TERMS OF THE AFOREMENTIONED INSTRUMENT CREATING OR EVIDENCING THE CHARGE

Short Particulars: THE CHARGOR ACKNOWLEDGES AND AGREES TO THE ISSUANCE OF THE NEW

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NOTES, THE NEW GUARANTEES AND THE NEW INDENTURE AND THE TRANSACTIONS CONTEMPLATED THEREBY AND HEREBY CONFIRMS ALL PAYMENT AND PERFORMANCE OBLIGATIONS CONTINGENT OR OTHERWISE AND UNDERTAKINGS ARISING UNDER OR IN CONNECTION WITH ITS RESPECTIVE AGREEMENTS, GUARANTEES, PLEDGES AND GRANTS OF LIENS UNDER AND SUBJECT TO THE TERMS OF THE LIENS, THE GROUP INTERCREDITOR AGREEMENT AND EACH SECURITY DOCUMENT TO WHICH IT IS PARTY.

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